UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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LOWE’S COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS & PROXY STATEMENT

April 18, 2019

Dear Fellow Shareholders:

We are pleased to invite you to attend our 2019 Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time, on Friday, May 31, 2019 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277. Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of 2019 Annual Meeting of Shareholders and Proxy Statement.

Your vote is important. Regardless of whether you plan to attend the meeting, we strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully, and thank you for your investment in Lowe’s.

Sincerely,

Richard W. Dreiling Chairman of the Board	Marvin R. Ellison President and Chief Executive Officer

LOWE’S COMPANIES, INC.

1000 Lowes Boulevard

Mooresville, North Carolina 28117

(704) 758-1000

Notice of 2019 Annual Meeting of Shareholders

April 18, 2019

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Lowe’s Companies, Inc. (the “Company”) will be held at 10:00 a.m., Eastern Time, on Friday, May 31, 2019 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, for the purpose of voting on the following matters:

1.	To elect the 12 candidates nominated by the Board of Directors for election as directors;

2.	To approve, on an advisory basis, the Company’s named executive officer compensation in fiscal 2018;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends a vote “FOR” items 1, 2 and 3. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record as of the close of business on March 22, 2019 will be entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you received a printed copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

Sincerely,

Ross W. McCanless

Executive Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders To Be Held on May 31, 2019:

The Notice of 2019 Annual Meeting of Shareholders, Proxy Statement and

2018 Annual Report to Shareholders are available at www.proxyvote.com.

PROXY SUMMARY

We have demonstrated a strong commitment to returning capital to our shareholders and have had continued dividend growth since 1961.

$17.3 Billion	17%	$5.6 Billion
SHARES REPURCHASED UNDER OUR SHARE REPURCHASE PROGRAM IN THE LAST FIVE YEARS	2018 INCREASE IN ANNUAL DIVIDEND	DIVIDENDS PAID IN THE LAST FIVE YEARS

This summary includes certain financial, operational, governance and executive compensation highlights. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Executive Compensation Highlights

Our executive compensation program is designed to hold our executives accountable for business results and reward them for consistently strong financial performance and the creation of value for our shareholders. To that end, the primary objectives of our executive compensation program are to:

•	Attract and retain talented executives to support the Company’s culture and strategic growth priorities;

•	Maximize long-term shareholder value through alignment of executive and shareholder interests;

•	Align executive compensation with the Company’s business strategies, which are focused on driving operational excellence and better service to our customers; and

•	Target executive total compensation at the market median with an opportunity to earn above market pay when the Company’s results exceed performance targets or below market median if results fall short of targets.

Governance Highlights

Our Board of Directors is committed to sound and effective corporate governance practices. The following are highlights of our corporate governance practices:

•	Active Board Oversight of Lowe’s Strategy, Business Initiatives and Industry Positioning;

•	Active Board Oversight of Enterprise Risk Management, including Cybersecurity;

•	Enhanced Shareholder Engagement Program;

•	Demonstrated Commitment to Board Refreshment;

•	Active Board Engagement in Succession Planning of Executive Officers;

•	Commitment to Sustainability and Social Responsibility Matters;

•	Adoption of Proxy Access;

•	11 of 12 Director Nominees are Independent;

•	Audit, Compensation, Nominating and Governance, Sustainability and Technology Committees are comprised only of Independent Directors;

•	Regular Executive Sessions of Independent Directors;

•	Annual Board, Committee, Individual Director and CEO Evaluations;

•	Stock Ownership Guidelines for Executive Officers and Non-Employee Directors;

•	Shareholders may call Special Meetings; and

•	Majority Voting for Directors and Declassified Board.

i	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

FISCAL 2018 FINANCIAL AND OPERATIONAL HIGHLIGHTS

$6.2 Billion	$1.5 Billion	$3.0 Billion
CASH FLOW FROM OPERATIONS	DIVIDENDS PAID	REPURCHASED UNDER THE SHARE REPURCHASE PROGRAM

Fiscal 2018 was a rebalancing year in which we took the necessary steps to begin building a sustainable foundation from which to drive long-term value creation. We have a great opportunity to capitalize on a healthy home improvement sector and a tremendous brand by focusing on retail fundamentals and simplifying our business.

We are focused on generating long-term profitable growth and substantial returns for our shareholders. This means taking a balanced approach to capital allocation with a focus on making strategic investments to grow our business while returning excess value to shareholders in the form of dividends and share repurchases. Given our strong cash generation capabilities and improving outlook for the Company, our Board of Directors authorized an incremental $10 billion in share repurchases.

$71 BILLION IN SALES
+3.9% SALES YOY* +5.2% AVERAGE TICKET YOY* -1.3% TRANSACTIONS YOY*
$1.85 DIVIDENDS/ SHARE +17.1% DIVIDENDS YOY
$2.84 DILUTED EPS -30.5% DILUTED EPS YOY	$5.11 ADJUSTED EPS* +16.4% ADJUSTED EPS* YOY

YOY = Year over Year Comparison

* Adjusted diluted earnings per common share is a non-GAAP financial measure. Refer to Appendix B for a reconciliation of non-GAAP measures. Fiscal 2017 diluted earnings per share was $4.09 and adjusted diluted earnings per share was $4.39.

2019 PROPOSALS	Board Recommends
Proposal 1: Election of Directors
Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation
Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	ii

Proxy Statement

The Board of Directors (the “Board of Directors” or the “Board”) of Lowe’s Companies, Inc. is providing these materials to you in connection with the 2019 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on Friday, May 31, 2019 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277. References in this Proxy Statement to “Lowe’s,” the “Company,” “we,” “us,” “our” and similar terms refer to Lowe’s Companies, Inc.

General Information

Why am I receiving these materials?

You have received these materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that the Company is required to provide you under the Securities and Exchange Commission rules and regulations (the “SEC rules”) and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize the individuals selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the shareholder’s specific voting instructions.

Why did I receive a one-page notice regarding Internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to shareholders. For most shareholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability of Proxy Materials” or the “Notice”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to shareholders beginning April 18, 2019, and the proxy materials were posted on the investor relations portion of the Company’s website, www.Lowes.com/investor, and on the website referenced in the Notice on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s shareholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the Notice for requesting a copy.

What is included in these materials?

These materials include:

•	the Notice of Annual Meeting and Proxy Statement; and

•	the 2018 Annual Report to Shareholders, which contains the Company’s audited consolidated financial statements.

If you received a printed copy of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

•	the election of the 12 director candidates nominated by the Board;

•	the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2018; and

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board unanimously recommends that you vote your shares:

•	“FOR” the election of each of the director nominees named in this Proxy Statement to the Board;

•	“FOR” the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2018; and

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	1

General Information

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

•	shareholders of record as of the close of business on March 22, 2019;

•	holders of valid proxies for the Annual Meeting; and

•	invited guests.

Admission to the meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date for admittance.

When is the record date and who is entitled to vote?

The Board set March 22, 2019 as the record date. As of the record date, 796,325,174 shares of common stock, $0.50 par value per share, of the Company (“Common Stock”) were issued and outstanding. Shareholders are entitled to one vote per share of Common Stock outstanding on the record date on any matter presented at the Annual Meeting.

What is a shareholder of record?

A shareholder of record or registered shareholder is a shareholder whose ownership of Common Stock is reflected directly on the books and records of the Company’s transfer agent, Computershare Trust Company, N.A. If you hold Common Stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker or similar organization. The Company only has access to ownership records for the registered shares. If you are not a shareholder of record and you wish to attend the Annual Meeting, the Company will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your bank, broker or other nominee, or a copy of your voting instruction form or Notice.

How do I vote?

You may vote by proxy or in person at the Annual Meeting. If you received a printed copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares. Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy prior to the meeting. You can always change your vote as described in the following Q&A.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote as follows:

•	Shareholders of record. You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to Ross W. McCanless, General Counsel and Corporate Secretary, at Lowe’s Companies, Inc., 1000 Lowes Boulevard, Mooresville, North Carolina 28117; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including via the Internet or by telephone, and until the applicable deadline for each method specified in the accompanying proxy card or voting instruction form or Notice of Internet Availability of Proxy Materials; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by the holder of record, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

What happens if I vote by proxy and do not give specific voting instructions?

Shareholders of record. If you are a shareholder of record and you vote by proxy, via the Internet, by telephone or by signing, dating and returning a proxy card, without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your

2	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

General Information

shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”

The election of directors and the advisory vote to approve the Company’s named executive officer compensation in fiscal 2018 are non-routine matters. Consequently, without your voting instructions, the organization that holds your shares cannot vote your shares on these proposals. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019 is considered a routine matter.

What is the voting requirement to approve each of the proposals?

Proposal 1: Election of Directors. In uncontested elections, directors are elected by the affirmative vote of a majority of the outstanding shares of the Company’s voting securities voted at the meeting in person or by proxy, including those shares for which votes are cast as “withheld.” In the event that a director nominee fails to receive the required majority vote, the Board may decrease the number of directors, fill any vacancy, or take other appropriate action. If the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast by the holders of voting securities entitled to vote in the election.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation. Approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2018 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). The results of the advisory vote will not be binding on the Company, the Compensation Committee or the Board. The Compensation Committee and the Board will, however, review the voting result and take it into consideration when making future decisions regarding executive compensation.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal).

Other Items. Approval of any other matters requires the affirmative vote of a majority of the votes cast on the item at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the item must exceed the number of shares voted “against” such item).

What is the quorum for the Annual Meeting? How are withhold votes, abstentions and broker non-votes treated?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of Common Stock is necessary for the transaction of business at the Annual Meeting. Your shares are counted as being present if you vote in person at the Annual Meeting, via the Internet, by telephone or by submitting a properly executed proxy card or voting instruction form by mail. Abstentions and broker non-votes are counted as present or represented for the purpose of determining a quorum for the Annual Meeting.

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast. Broker non-votes will not be counted as votes cast and, therefore, will not have any effect on the election of director nominees.

With respect to Proposals 2 and 3, the advisory vote to approve the Company’s named executive officer compensation in fiscal 2018 and the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019, respectively, abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have any effect on the outcomes of these proposals.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail. The Company has engaged Innisfree M&A Incorporated to assist in distributing proxy materials and soliciting proxies for the Annual Meeting for a fee of approximately $25,000.

Where can I find the voting results of the Annual Meeting?

The Company will publish final voting results in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2019 or in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	3

Shareholder Engagement

Shareholder Engagement

Understanding the issues that are important to our shareholders is critical in ensuring that we address their interests in a meaningful and effective way. Lowe’s recognizes the value of and is committed to engaging with our shareholders and soliciting their views and input. In fiscal 2018, members of Lowe’s management and the Board continued this long-standing practice of shareholder engagement, reinforcing our commitment to building long-term relationships with our shareholders. We conduct shareholder outreach throughout the year to ensure that we understand and consider the issues of importance to our shareholders and are able to address them appropriately. During fiscal 2018, we engaged with representatives of many of our top institutional shareholders to discuss performance, strategy, board composition, refreshment and tenure, cybersecurity and risk management, climate change and sustainability efforts, governance practices, executive compensation and other matters. We report to our Nominating and Governance Committee and Board about these meetings and provide feedback from our shareholders.

The following diagram provides an overview of Lowe’s shareholder engagement practice:

4	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Shareholder Engagement

We have a proven track record of responsiveness to shareholders and are committed to continued engagement. The following diagrams illustrate changes we have made to our governance and executive compensation practices over the years in response to shareholder feedback as well as our commitment to ongoing improvement.

LOWE'S ONGOING COMMITMENT TO ENHANCING GOVERNANCE PRACTICES

2018

- Amended Corporate Governance guidelines to **reduce, from 5 to 4,** the number of public company boards on which an independent director may serve, to **limit** management directors to service on 2 public company boards and to require **committee chair rotation after 5 consecutive years**
- Established a **Technology Committee**, focusing on technology, eCommerce and innovation matters, and a **Sustainability Committee**, focusing on sustainability and environmental matters, both chaired by an independent director
- Added **3 independent directors,** including an African-American woman and 2 directors with investor perspectives, increasing Board diversity and reducing average Board tenure
- **Continued engagement** with institutional shareholders

2017

- **Continued engagement** with institutional shareholders to discuss our strategy, performance, governance practices, executive compensation and other matters and expanded topics to include Board composition, climate change and sustainability efforts
- Further enhanced **proxy statement design** to highlight governance and Board composition

2016

- Continued focus on **Board diversity** (increase in women directors to 3) and reducing average Board tenure
- **Redesigned proxy statement** to include proxy summary and highlight governance policies
- Amended bylaws to implement **proxy access**
- **Continued engagement** with institutional shareholders to discuss our strategy, performance, governance practices, executive compensation and other matters

2015

- Elected a **new independent Lead Director**, selecting an experienced Board member for the role
- Added **3 independent directors**, including a woman director and an African-American director, increasing Board diversity and reducing average Board tenure
- **Continued engagement** with institutional shareholders to discuss our strategy and performance and expanded topics to include governance practices, executive compensation and other matters

PRE-2015

- Eliminated **classified** board
- Redeemed **shareholder rights plan** in response to shareholder proposal
- Eliminated **supermajority vote requirements** from charter
- Added an **independent director**, increasing Board diversity and reducing average Board tenure
- Clarified that the Board's commitment to having diverse members is **inclusive of race and gender**
- Clarified that Board is responsible for overseeing **environmental and social issues and political activity**
- **Regular engagement** with institutional shareholders to discuss our strategy and performance

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	5

Shareholder Engagement

LOWE'S ONGOING COMMITMENT TO ENHANCING COMPENSATION PRACTICES

LOWE'S

2017

- Further enhanced **proxy statement design** to increase transparency of executive compensation

2016

- Increased **weighting of performance-based** share units ("PSUs") as a percent of total equity value from 33% to 50%, lowered weighting of restricted stock and stock options to 25% each
- **Increased weighting of financial metrics** in the annual incentive plan and aligned metric weightings of the CEO and other officers
- Added a **relative TSR modifier** to performance share unit payouts
- Adopted **robust anti-hedging** policy
- **Redesigned proxy statement** to include more detailed, transparent and easy-to-read disclosure regarding the compensation program

2015

- **Engaged with representatives of top institutional shareholders** to discuss our approach to executive compensation and other matters
- Received feedback resulting in **changes to compensation** effective 2016, including anti-hedging policy and increased PSU weighting

PRE-2015

- Adopted robust director and executive officer stock-ownership guidelines to **strengthen alignment of interests** with shareholders
- Adopted **clawback policy** for all incentive compensation of executive officers

6	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Proposal 1: Election of Directors

Proposal 1: Election of Directors

We are asking our shareholders to vote on the election of the 12 candidates nominated by the Board of Directors for election as directors.

The Board has nominated the 12 candidates named in this proposal for election as directors at the Annual Meeting. If elected, each nominee will serve until his or her term expires at the 2020 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

All of the nominees are currently serving as directors. Mr. Marvin R. Ellison was appointed to the Board effective in July 2018. The other current directors were elected to the Board at the 2018 Annual Meeting of Shareholders. Mr. Marshall O. Larsen will retire after 15 years of service on the Board and will not stand for re-election at the 2019 Annual Meeting of Shareholders.

The Nominating and Governance Committee identifies, considers and recommends to the Board director candidates who have expertise that would complement and enhance the current Board’s skills and experience. It also reviews the existing time commitments of director candidates to ensure that they do not have any obligations that would conflict with the time commitments of a director of the Company. The Nominating and Governance Committee also looks to recruit candidates with different perspectives so that they can contribute to the cognitive diversity on the Board, while also recognizing the importance of having diversity of age, gender, race and ethnicity on the Board. Generally, the Nominating and Governance Committee identifies candidates through third-party search firms and, from time to time, through business and organizational contacts of the directors and management.

In the past five years, the Company has refreshed more than half of its Board by adding eight new independent directors. At the same time, the Company also believes that it benefits from having several longer tenured directors, including our Chairman, on the Board who are familiar with the Company’s business and can help facilitate the transfer of institutional knowledge. We believe the average tenure for our independent directors of less than five years reflects the balance the Board seeks between different perspectives brought by longer-serving and new directors.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the 12 nominees named in this Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the 12 nominees named in this proposal. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR” the election of each of the 12 nominees named in this proposal.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	7

Proposal 1: Election of Directors

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

Board Nomination Process

The Nominating and Governance Committee, in consultation with the Chairman of the Board, reviews each director’s continuation on the Board prior to his or her renomination to serve on the Board. The Nominating and Governance Committee evaluates whether or not the director, based upon his or her skills, background, expertise and contribution to the Board, is capable of supporting Lowe’s present and future needs. After the evaluation of a director, the Chair of the Nominating and Governance Committee and the Chairman of the Board inform each director under consideration of the Committee’s decision.

Additionally, with the assistance of an independent search firm, the Nominating and Governance Committee conducts targeted searches to identify well-qualified candidates who may have different skills or backgrounds needed for the Company to execute its strategic vision. If an independent search firm is used, the Nominating and Governance Committee retains the search firm and approves payment of its fees.

The Nominating and Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. See “Shareholder Proposals for the 2020 Annual Meeting” elsewhere in this Proxy Statement for the timeframe for shareholders to provide notice of any nominations of persons for election to the Board.

Board Composition and Refreshment

At least annually, the Board seeks input from each of its directors with respect to the current composition of the Board in light of changes in our current and future business strategies, as well as our operating environment, as a means to identify any backgrounds or skill sets that may be helpful in maintaining or improving alignment between our Board composition and our business. In addition, we seek feedback from our shareholders regarding the backgrounds and skill sets that they would like to see represented on our Board. The Nominating and Governance Committee considers this feedback in its director search process.

The Board also prioritizes having robust director orientation and on-boarding programs to ensure that new directors are rapidly integrated into boardroom discussions and their contributions are maximized.

Following Mr. Larson’s retirement and the election of our director nominees, the Board will be reduced to twelve directors and two-thirds of the directors will have joined the Board within the past five years.

Board Commitment

The Board understands the significant time commitment involved with serving on the Board and its committees, and it takes steps to assess that all directors and director nominees have the time necessary to fulfill their duties. Our Nominating and Governance Committee and Board only nominate candidates who they believe are capable of devoting the necessary time to successfully meet their duties, taking into account principal occupations, memberships on other boards and other responsibilities. Directors must advise our Chairman of the Board prior to joining the board of another public company, or any assignment to the audit or compensation committee of the board of directors of any public company of which such director is a member. In addition, directors must offer to resign from the Board as a result of changes to their principal occupation, subject to further consideration by

8	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Proposal 1: Election of Directors

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

the Nominating and Governance Committee. The Nominating and Governance Committee assesses directors’ time commitment to the Board throughout the year, including through the annual self-evaluation process, and it determined that all of the director nominees clearly demonstrated the necessary time commitment involved in serving on our Board and its committees.

Further, the Nominating and Governance Committee regularly assesses and closely monitors shareholders’ views on the appropriate number of public company boards on which directors may serve. In connection with its review in 2017, the Nominating and Governance Committee considered input from our shareholders during our engagement discussions, voting policies of the major proxy advisory firms, corporate governance guidelines adopted by other public companies, board trends at peer companies and advice from outside advisors. As a result, the Board amended the Company’s Corporate Governance Guidelines to reduce the number of public company boards on which our independent directors may serve from five to four, effective June 2018, and limited management directors to service on two public company boards, effective August 2018.

Board Diversity

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board. The Board believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board, and the composition of the Board reflects the Board’s commitment to diversity.

Board Criteria

Candidates nominated for election or re-election to the Board should possess the following qualifications:

•  high personal and professional ethics, integrity, practical wisdom and mature judgment;

•  broad training and experience at the policy-making level in business, government, education or technology;

•  expertise that is useful to the Company and complementary to the background and experience of other Board members;

•  willingness to devote the required amount of time to carrying out duties and responsibilities of Board membership;

•  commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations; and

•  willingness to represent the best interests of all shareholders and objectively appraise management performance.

When determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the evaluation results of the Board, committees and individual directors and the attendance and overall engagement of the director in Board activities.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	9

Proposal 1: Election of Directors

DIRECTOR NOMINEES

DIRECTOR NOMINEES

RAUL ALVAREZ

Director Since: 2010 Age: 63 Lowe’s Board Committees: • Audit, Chair • Sustainability • Technology Current Public Company Directorships: • Dunkin’ Brands Group, Inc. • Eli Lilly and Company

Mr. Alvarez is an Operating Partner of Advent International Corporation, a private equity firm. He retired as a director and the Chairman of Skylark Co., Ltd., a public Japanese holding company operating more than 3,000 restaurants, in March 2018. Mr. Alvarez served as President and Chief Operating Officer of McDonald’s Corporation, which franchises and operates over 32,000 McDonald’s restaurants in the global restaurant industry, from August 2006 until his retirement in December 2009. Previously, he served as President of McDonald’s North America from January 2005 to August 2006 and as President of McDonald’s USA from July 2004 to January 2005. Mr. Alvarez joined McDonald’s in 1994 and held a variety of leadership positions during his tenure with the company, including Chief Operations Officer and President of the Central Division, both with McDonald’s USA, and President of McDonald’s Mexico. Before joining McDonald’s, Mr. Alvarez served as a Corporate Vice President and as Division Vice President-Florida for Wendy’s International, Inc. from 1990 to 1994. Prior to that, he was with Burger King Corporation from 1977 to 1989 where he held a variety of positions, including Managing Director of Burger King Spain, President of Burger King Canada and Regional Vice President for the Florida Region.

Mr. Alvarez served on the board of Realogy Holdings Corp. from August 2013 to May 2018.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Alvarez brings to the Lowe’s Board 40 years of experience in the retail industry as well as extensive executive leadership experience in managing some of the world’s best known brands. As a senior executive of the leading global foodservice retailer and other global restaurant businesses, Mr. Alvarez developed in-depth knowledge of consumer marketing, brand management, multi-national operations and strategic planning.

DAVID H. BATCHELDER

Director Since: 2018 Age: 69 Lowe’s Board Committees: • Compensation • Nominating and Governance

Mr. Batchelder was a founder, principal and member of the investment committee at Relational Investors, which managed over $6.5 billion for some of the largest pension funds in the world, from 1996 to 2015. He has over 30 years of financial management and mergers and acquisitions experience. Mr. Batchelder has served as a director of both large public and private companies in a wide range of industries (including retail, pharmaceuticals, waste disposal, healthcare, technology, energy and construction), including his service as a director on the board of The Home Depot, Inc. from 2007 to 2011.

From 1988 to 2005, Mr. Batchelder was also a Principal of Relational Advisors LLC, a financial advisory and investment banking firm. Prior to founding Relational Investors, Mr. Batchelder held various executive positions at Mesa Petroleum Company, including Chief Financial Officer and President and Chief Operating Officer, and served on Mesa’s board of directors. Prior to working at Mesa, Mr. Batchelder was an Audit Manager with Deloitte & Touche LLP.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Batchelder’s experience as a board member of several public and private companies provides him with valuable perspectives on corporate governance and board dynamics. In addition, his experience from Relational Investors provides our Board invaluable insights into the views of institutional investors and perspectives on Company performance and opportunities. Having served in a number of senior executive positions at Mesa, Mr. Batchelder contributes to the operational management and strategic business development skills of our Board.

10	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Proposal 1: Election of Directors

DIRECTOR NOMINEES

ANGELA F. BRALY

Director Since: 2013

Age: 57

Lowe’s Board Committees:

•   Compensation

•   Sustainability, Chair

•   Technology

Current Public Company Directorships:

•   Brookfield Asset Management, Inc.

•   ExxonMobil Corporation

•   The Procter & Gamble Company

Ms. Braly is the former Chair, President and Chief Executive Officer of WellPoint, Inc. (now Anthem, Inc.), a health benefits company. She served as Chair of the board from March 2010 until August 2012 and President and Chief Executive Officer from June 2007 through August 2012. Prior to that, Ms. Braly served as Executive Vice President, General Counsel and Chief Public Affairs Officer of WellPoint from 2005 to 2007, and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

As Chair and Chief Executive Officer of a publicly traded company, Ms. Braly developed strong executive leadership and strategic management skills while leading a Fortune 50 company in a highly regulated industry. Ms. Braly also brings extensive legal experience as a former partner of an NLJ 500 law firm and General Counsel of RightCHOICE Managed Care, Inc. and WellPoint, Inc. As Chief Public Affairs Officer for WellPoint, Ms. Braly was also responsible for the company’s public policy development, government relations, legal affairs, corporate communications, marketing and social responsibility initiatives.

SANDRA B. COCHRAN

Director Since: 2016 Age: 60 Lowe’s Board Committees: • Compensation Current Public Company Directorships: • Cracker Barrel Old Country Store, Inc. • Dollar General Corporation

Ms. Cochran has served as a director and as President and Chief Executive Officer of Cracker Barrel Old Country Store, Inc., which operates over 649 old country stores and restaurants across 45 states, since September 2011. Ms. Cochran joined Cracker Barrel in April 2009 as Executive Vice President and Chief Financial Officer and was named President and Chief Operating Officer in November 2010. She was previously Chief Executive Officer at book retailer Books-A-Million, Inc. from February 2004 to April 2009 and also served as that company’s President from August 1999 to February 2004, Chief Financial Officer from September 1993 to August 1999 and Vice President of Finance from August 1992 to September 1993.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Ms. Cochran brings to Lowe’s Board over 25 years of retail experience as well as expertise in a number of critical areas, including marketing, risk management and strategic planning. Ms. Cochran also has significant executive-level financial experience, which she developed while serving in multiple leadership finance positions, including Chief Financial Officer of both Cracker Barrel Old Country Store, Inc. and Books-A-Million, Inc. Her financial expertise will continue to be a tremendous asset as the Company continues to develop as an omni-channel home improvement company.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	11

Proposal 1: Election of Directors

DIRECTOR NOMINEES

LAURIE Z. DOUGLAS

Director Since: 2015 Age: 55 Lowe’s Board Committees: • Audit • Nominating and Governance • Technology, Chair

Ms. Douglas has served as Senior Vice President, Chief Information Officer and Chief Digital Officer of Publix Super Markets, Inc., an operator of retail food and pharmacy in Florida, Georgia, Alabama, South Carolina, Tennessee, North Carolina and Virginia, since 2019. From 2006 through 2018, she was Senior Vice President, Chief Information Officer and Chief Security Officer of Publix Super Markets. Before joining Publix Super Markets, Ms. Douglas served as Senior Vice President and Chief Information Officer of FedEx Kinko’s Office and Print Services, Inc. from 2004 to 2005. From 2003 to 2004, she was Senior Vice President and Chief Information Officer of Kinko’s, Inc.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Ms. Douglas brings to Lowe’s Board many years of setting the enterprise technology, digital and security visions and driving the related implementations for two Fortune 500 companies. Ms. Douglas’ expertise spans broad IT disciplines, including application development and infrastructure, digital and mobile, omnichannel, data security and regulatory compliance. Ms. Douglas is a highly respected technology leader focused on driving shareholder value with technology solutions that foster premier customer service, operational excellence and profitable growth and who has financial management responsibility for IT investments. Ms. Douglas also has relevant experience with emerging technologies to ensure ongoing relevance as technology changes at an unprecedented rate.

RICHARD W. DREILING

Director Since: 2012 Age: 65 Current Public Company Directorships: • Aramark • Kellogg Company • PulteGroup, Inc.

Mr. Dreiling serves as the independent Chairman of the Board of Directors of Lowe’s. Mr. Dreiling retired in June 2015 from Dollar General Corporation, the nation’s largest small-box discount retailer, as Chief Executive Officer, a position he held since January 2008. Mr. Dreiling served as Chairman of Dollar General Corporation from December 2008 until January 2016 and as Senior Advisor from June 2015 until January 2016. Before joining Dollar General, Mr. Dreiling served as Chief Executive Officer, President and a director of Duane Reade Holdings, Inc. and Duane Reade Inc., the largest drugstore chain in New York City, from November 2005 until January 2008, and as Chairman of Duane Reade from March 2007 until January 2008. Prior to that, Mr. Dreiling, beginning in March 2005, served as Executive Vice President-Chief Operating Officer of Longs Drug Stores Corporation, an operator of a chain of retail drug stores on the West Coast and Hawaii, after having joined Longs in July 2003 as Executive Vice President and Chief Operations Officer. From 2000 to 2003, Mr. Dreiling served as Executive Vice President-Marketing, Manufacturing and Distribution at Safeway, Inc., a food and drug retailer. Prior to that, Mr. Dreiling served from 1998 to 2000 as President of Vons, a southern California food and drug division of Safeway.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Dreiling brings to Lowe’s Board over 40 years of retail industry experience at all operating levels and a unique perspective as a result of his experience progressing through the ranks within various retail companies. Over the course of his career, Mr. Dreiling has developed deep insight into all key areas of a retail business as a result of his experience overseeing the operations, marketing, manufacturing and distribution functions of a number of retail companies. Mr. Dreiling also has strong business development expertise in expanding the footprint and offerings provided by several retailers into new regions.

12	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Proposal 1: Election of Directors

DIRECTOR NOMINEES

MARVIN R. ELLISON

Director Since: 2018 Age: 54 Current Public Company Directorships: • FedEx Corporation

Mr. Ellison has served as President and Chief Executive Officer of Lowe’s since July 2018. Mr. Ellison previously served as Chief Executive Officer of J. C. Penney Company, Inc., a department store retailer, from August 2015 to May 2018 and Chairman of the Board from August 2016 to May 2018. He served as President of J. C. Penney from November 2014 to July 2015. Mr. Ellison served as Executive Vice President-U.S. Stores of The Home Depot, Inc., a home improvement retailer, from August 2008 to October 2014. He also served in a variety of operations roles at The Home Depot, including as President-Northern Division from 2006 to 2008, Senior Vice President-Logistics from 2005 to 2006, Vice President-Logistics from 2004 to 2005, and Vice President-Loss Prevention from 2002 to 2004. From 1987 to 2002, Mr. Ellison served in a variety of operational roles with Target Corporation. Mr. Ellison served as a director of H&R Block, Inc. from 2011 to 2014 and a director of J. C. Penney Company, Inc. from 2014 to 2018. Mr. Ellison also serves on the boards of the Retail Industry Leaders Association and the National Retail Federation.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Ellison has more than 30 years of leadership and operational experience in the retail industry, including expertise in managing a large network of stores and employees as well as global logistics networks. He brings extensive experience in the home improvement industry, having spent 12 years in senior-level operations roles with The Home Depot, where he oversaw U.S. sales, operations, install services and pro strategic initiatives, and improved customer service and efficiency across the organization to serve both do-it-yourself and pro customers.

JAMES H. MORGAN

Director Since: 2015 Age: 71 Lowe’s Board Committees: • Audit • Nominating and Governance Current Public Company Directorships: • Coca-Cola Bottling Co. Consolidated

Mr. Morgan has served as Chairman of Covenant Capital LLC, an investment management firm, since February 2015, after previously serving in that capacity from 2001 to 2008. Mr. Morgan served as Chairman of Krispy Kreme Doughnuts, Inc., a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, from January 2005 to August 2016. He served as Executive Chairman of Krispy Kreme from June 2014 to January 2015, as Chief Executive Officer from January 2008 to June 2014 and as President from April 2012 to June 2014. Mr. Morgan also previously served as President of Krispy Kreme from January 2008 to November 2011. Mr. Morgan served as Vice Chairman of Krispy Kreme from March 2004 to January 2005. Previously, Mr. Morgan served as a consultant for Wachovia Securities, Inc., a securities and investment banking firm, from January 2000 to May 2001. From April 1999 to December 1999, Mr. Morgan was Chairman and Chief Executive Officer of Wachovia Securities, Inc. Mr. Morgan was employed by Interstate/Johnson Lane, an investment banking and brokerage firm, from 1990 to 1999 in various capacities, including as Chairman and Chief Executive Officer.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

As Chairman and Chief Executive Officer of both major public and private companies, Mr. Morgan has developed strong executive leadership and strategic management skills. Mr. Morgan also brings to Lowe’s Board more than 10 years of experience in the retail industry as well as valuable expertise and insights into the complex financial and operational issues facing large companies. As Chairman of Covenant Capital LLC and Chairman and Chief Executive Officer of Wachovia Securities, Inc. and Interstate/Johnson Lane, Mr. Morgan developed a deep understanding of financial functions as well as enterprise risk management.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	13

Proposal 1: Election of Directors

DIRECTOR NOMINEES

BRIAN C. ROGERS

Director Since: 2018

Age: 63

Lowe’s Board Committees:

•  Compensation

•  Nominating and Governance

Current Public Company Directorships:

•   United Technologies Corporation

•   T. Rowe Price Group, Inc. (until April 2019)

Mr. Rogers is currently the Non-Executive Chairman of T. Rowe Price Group, Inc., a global investment management organization and will retire from that position and the board on April 25, 2019. He served as the Chairman from 2007 to 2017 and as Chief Investment Officer from 2004 to 2017. Mr. Rogers has served as a director of the Price Group since 1997. In addition, Mr. Rogers was portfolio manager of one of the firm’s largest funds, the T. Rowe Price Equity Income Fund, from its inception until October 2015. Mr. Rogers has held a variety of other senior leadership roles and has been involved in investment management with T. Rowe Price since beginning his career there in 1982. Prior to joining T. Rowe Price, Mr. Rogers worked at Bankers Trust Company.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Through his extensive investment and management roles, including Chief Investment Officer of a large investment management firm, Mr. Rogers provides the Board with financial, investment and risk management expertise. In addition, Mr. Rogers’ experience at T. Rowe Price provides our Board invaluable insights into the views of institutional investors and perspectives on Company performance and opportunities.

BERTRAM L. SCOTT

Director Since: 2015

Age: 68

Lowe’s Board Committees:

•  Audit

•  Nominating and Governance

Current Public Company Directorships:

•  AXA Equitable Holdings, Inc. (effective March 2019)

•   Becton, Dickinson and Company

Mr. Scott has served as Senior Vice President of Population Health and Value Based Care at Novant Health, a leading healthcare provider, since 2015. Prior to that, Mr. Scott was President, Chief Executive Officer and a director of Affinity Health Plan, a provider of New York State-sponsored health coverage, from 2012 to 2014; President, U.S. Commercial of CIGNA Corporation, a global health services organization, from 2010 to 2011; Executive Vice President and Chief Institutional Development and Sales Officer of TIAA-CREF from 2000 to 2010; and President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to 2007.

Mr. Scott was appointed to the board of AXA Equitable Holdings, Inc. (“EQH”) effective March 2019 and continues to serve on the boards of AXA Equitable Life Insurance Company and MONY Life Insurance Company of America, which are wholly-owned subsidiaries of EQH.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Scott has served in a variety of senior leadership positions in organizations that are in highly regulated industries and brings invaluable experience to Lowe’s Board in the areas of development and implementation of strategy, mergers and acquisitions and integration. Mr. Scott also brings significant experience and responsibility in the areas of sales and marketing in his roles as Executive Vice President and Chief Institutional Development and Sales Officer of TIAA-CREF and President and Chief Executive Officer of TIAA-CREF Life Insurance Company.

14	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Proposal 1: Election of Directors

DIRECTOR NOMINEES

LISA W. WARDELL

Director Since: 2018 Age: 49 Lowe’s Board Committees: • Audit • Sustainability • Technology Current Public Company Directorships: • Adtalem Global Education, Inc.

Ms. Wardell is the President and Chief Executive Officer of Adtalem Global Education, Inc. (formerly DeVry Education Group), a leading global education provider. Ms. Wardell was appointed President and CEO in 2016 and has been a member of Adtalem’s board of directors since 2008.

Prior to her current position with Adtalem, Ms. Wardell was Executive Vice President and Chief Operating Officer for 12 years for The RLJ Companies, a diversified holding company with portfolio companies in the financial services, asset management, real estate, hospitality, professional sports, film production and gaming industries. Prior to joining The RLJ Companies, Ms. Wardell was a Principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies in the media and communications industries from 2000 to 2003. She was a senior consultant for Accenture from 1998 to 2000, in the organization’s communications and technology strategic services practice, and an attorney with the Federal Communications Commission from 1994 to 1996.

Ms. Wardell served on the board of directors of Christopher and Banks, Inc. from July 2011 to January 2017 and served as the Chair of the board from November 2015 to January 2017. Ms. Wardell also served as a director of RLJ Entertainment, Inc. from 2012 to 2015.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Ms. Wardell brings extensive experience to the Board as a senior business executive in private equity, operations and strategy and financial analysis, including mergers and acquisitions. Her previous experience in a legal capacity with a federal regulatory agency gives her valuable perspective on the issues that come before the Board, including business, legal, financial and regulatory matters.

ERIC C. WISEMAN

Director Since: 2011 Age: 63 Lowe’s Board Committees: • Compensation, Chair • Sustainability • Technology Current Public Company Directorships: • CIGNA Corporation

Mr. Wiseman retired as the Chairman of V.F. Corporation, a global leader in the design, production, procurement, marketing and distribution of branded lifestyle apparel, footwear and related products, in October 2017. Mr. Wiseman served as the Chairman from 2008 to October 2017; Chief Executive Officer from 2008 to January 2017; and President from March 2006 to June 2015. Prior to that, he served as Chief Operating Officer of V.F. from March 2006 to January 2008. Mr. Wiseman served as a director of V.F. from 2006 to October 2017. Mr. Wiseman joined V.F. in 1995 and has held a variety of leadership positions during his tenure with the company.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Wiseman has developed valuable strategic management skills and brings to Lowe’s Board expertise and insights in a number of critical areas, including consumer marketing, brand management, multi-national operations and strategic planning. Mr. Wiseman is responsible for transforming V.F. into an industry leader by creating innovative marketing initiatives and building powerful brands and for creating an oversight system to guide the sustainability and responsibility efforts and goals for one of the largest apparel and footwear companies in the world.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	15

Information About the Board of Directors and Committees of the Board

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

Information About the Board of Directors and Committees of the Board

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisors and other matters. The Nominating and Governance Committee of the Board regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are posted on the Company’s website at www.Lowes.com/investor.

DIRECTOR INDEPENDENCE

The Company’s Corporate Governance Guidelines provide that, in accordance with Lowe’s long-standing policy, a substantial majority of the members of the Board must qualify as independent directors. The rules and regulations of the New York Stock Exchange (the “NYSE rules”) provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Categorical Standards for Determination of Director Independence (the “Categorical Standards”), which incorporate the independence standards of the NYSE rules, to assist the Board in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence. The Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or nominee from being considered “independent.” A copy of the Categorical Standards is attached as Appendix A to this Proxy Statement.

In March 2019, the Board, with the assistance of the Nominating and Governance Committee, conducted an evaluation of director independence based on the Categorical Standards, the NYSE rules and the SEC rules. The Board considered all relevant transactions, relationships or arrangements between each director or director nominee (and such individual’s immediate family members and affiliates) and each of Lowe’s, its management and its independent registered public accounting firm in each of the most recent three completed fiscal years. In determining the independence of each director or director nominee, the Board considered and deemed immaterial to such individual’s independence any transactions involving the purchase or sale of products and services in the ordinary course of business between the Company, on the one hand, and, on the other, companies or organizations at which some of our directors, director nominees or their immediate family members were officers, employees or directors in each of the most recent three completed fiscal years. In each case, the amount paid to or received from these companies or organizations was well below 2% of total revenue of such companies or organizations and consequently below the threshold set forth in our Categorical Standards.

In addition, the Board considered the amount of Lowe’s discretionary charitable contributions in each of the most recent three completed fiscal years to charitable organizations where a director, director nominee or a member of such individual’s immediate family, serves as a director or trustee. The Company has not made any payments to such organizations in the last three fiscal years.

As a result of the evaluation of the transactions, relationships or arrangements that do exist or did exist within the most recent three completed fiscal years (except for Mr. Ellison’s), the Board determined that they all fall well below the thresholds in the Categorical Standards. Consequently, the Board determined that each of Messrs. Alvarez, Batchelder, Dreiling, Morgan, Rogers, Scott, Wiseman, Larsen and Robert L. Johnson and Mses. Braly, Cochran, Douglas and Wardell qualifies as an independent director under the Categorical Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation, Nominating and Governance, Sustainability and Technology Committees (see membership information below under “Board Meetings, Committees of the Board and Board Leadership Structure—Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee is an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined under Rule 16b-3(b)(3)(i) of the Exchange Act. Mr. Ellison, the Company’s President and Chief Executive Officer, is not independent due to his employment by the Company.

16	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Information About the Board of Directors and Committees of the Board

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

Compensation Philosophy

The Compensation Committee reviews director compensation at least bi-annually and recommends changes to the Board for approval. The Compensation Committee assesses director compensation to align with Board and committee requirements and for market competitiveness against the Company’s Peer Group and Survey Group as described on page 36.

Lowe’s philosophy on compensating directors who are not employees (“non-employee directors”) is to use a mix of cash and equity that will align the interests of our directors with the long-term interests of Lowe’s shareholders and compensate our directors fairly and competitively for the obligations and responsibilities of serving as a director at a company of Lowe’s size and scope. To implement this philosophy, we target a split of one-third cash and two-thirds equity, with total target compensation at the median of the market. A director who is an employee of the Company receives no additional compensation for his or her services as a director. A non-employee director receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings, conducting store visits and participating in other corporate functions. No perquisites are provided to our non-employee directors.

Annual Retainer Fees

For fiscal 2018, each non-employee director was paid an annual retainer of $90,000. Our directors do not receive any meetings fees and do not receive any additional compensation for committee service other than for serving as a committee chair. Non-employee directors who served as the Chair of the Nominating and Governance Committee or the Public Policy Committee received an additional $15,000; the Chair of the Compensation Committee received an additional $20,000; and the Chair of the Audit Committee received an additional $25,000. For fiscal 2019, the Chairs of the Sustainability Committee and Technology Committee will each receive an additional $15,000. The former Lead Director received an additional $30,000, prorated for his time served in this position. The Chairman received an additional $70,000, prorated for his time served in this position. All annual retainer and chair fees are paid quarterly.

Stock Awards

The Board believes that director stock ownership is a hallmark of enlightened corporate governance and provides greater alignment of interests between directors and shareholders. The compensation plan adopted by the Board for non-employee directors adheres to this principle by providing a substantial portion of such director’s compensation in deferred stock units, which are credited to a deferral account during the term of such director’s service and are payable to the director (or to the director’s estate if the director should die while serving on the Board) in one share of Common Stock of the Company per deferred stock unit only upon the director’s termination of service as a director.

Non-employee directors receive grants of deferred stock units at the first Board meeting following the Annual Meeting of Shareholders each year (the “Award Date”). The annual grant of deferred stock units for each of the Company’s non-employee directors is determined by taking the annual grant amount and dividing it by the closing price of a share of Common Stock as reported on the New York Stock Exchange (the “NYSE”) on the Award Date, which amount is then rounded up to the next 100 units. The deferred stock units receive dividend equivalent credits, in the form of additional units, for any cash dividends subsequently paid with respect to Common Stock. All units credited to a director are fully vested and payable in the form of Common Stock after the termination of the director’s service.

For fiscal 2018, each non-employee director received an annual equity award of $175,000. The Chairman received an additional equity award of $140,000. In accordance with the Company’s long-term incentive plan, the value of all equity awards granted to a non-employee director in any fiscal year may not exceed $500,000.

Deferral of Annual Retainer Fees

Each non-employee director may elect to defer receipt of all, but not less than all, of the annual retainer and any committee Chair, Chairman or Lead Director fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment alternative selected by the director. One investment alternative adjusts the account value based on interest calculated in the same manner and at the same rate as interest on amounts invested in the short-term interest fund option available to employees participating in the Lowe’s 401(k) Plan, a tax-qualified, defined contribution plan sponsored by the Company. The other investment alternative assumes that the deferrals are invested in Common Stock with reinvestment of all dividends. At the end of each year, a director participating in the plan makes an election to allocate the fees deferred for the following year between the two investment alternatives in 25% multiples. Account balances may not be reallocated between the investment alternatives. Account balances are paid in cash in a single sum payment following the termination of a director’s service.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	17

Information About the Board of Directors and Committees of the Board

COMPENSATION OF DIRECTORS

Fiscal 2018 Compensation

The following table shows the compensation paid to each non-employee director who served on the Board in fiscal 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Raul Alvarez	115,000	182,077	297,077
David H. Batchelder	90,000	182,077	272,077
Angela F. Braly	105,000	182,077	287,077
Sandra B. Cochran	90,000	182,077	272,077
Laurie Z. Douglas	90,000	182,077	272,077
Richard W. Dreiling	130,833	325,822	456,655
Robert L. Johnson(2)	45,000	0	45,000
Marshall O. Larsen	117,583	182,077	299,660
James H. Morgan	90,000	182,077	272,077
Brian C. Rogers	67,500	182,077	249,577
Bertram L. Scott	90,000	182,077	272,077
Lisa W. Wardell	90,000	182,077	272,077
Eric C. Wiseman	110,000	182,077	292,077

(1)

The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation—Stock Compensation” (“FASB ASC Topic 718”) for 1,900 deferred stock units granted to each non-employee director and an additional 1,500 deferred stock units granted to the Chairman of the Board in fiscal 2018. See Note 12, “Accounting for Share-Based Payments” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended February 1, 2019 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used for calculating the grant date value of the deferred stock units. These amounts do not correspond to the actual value that may be recognized by a director with respect to these awards when they are paid in the form of Common Stock after the termination of the director’s service.

(2)	Mr. Johnson retired from the Board on June 1, 2018 and did not receive a grant of deferred share units in 2018.

The following table shows the number of deferred stock units held by each non-employee director as of February 1, 2019:

Name	Deferred Stock Units(#)
Raul Alvarez	28,628
David H. Batchelder	1,918
Angela F. Braly	11,980
Sandra B. Cochran	6,175
Laurie Z. Douglas	8,518
Richard W. Dreiling	23,499
Marshall O. Larsen	59,921
James H. Morgan	8,518
Brian C. Rogers	1,918
Bertram L. Scott	6,175
Lisa W. Wardell	1,918
Eric C. Wiseman	21,984

Director Stock Ownership Guidelines

To ensure that our directors become and remain meaningfully invested in Common Stock, non-employee directors are required to own shares of Common Stock having a market value equal to five times the annual retainer fee payable to them. A non-employee director must meet the stock ownership requirement within five years of becoming a member of the Board. In addition to shares owned by non-employee directors, the full value of deferred stock units is counted for purposes of determining a director’s compliance with the stock ownership requirement. All of our directors have met or are on track to meet their objectives within the five-year time requirement.

18	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

Attendance at Board and Committee Meetings

During fiscal 2018, the Board held seven meetings. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2018, with the exception of Mr. Johnson who attended 73% of the meetings of the Board and committees during the time he served.

Executive Sessions of the Independent Directors

The independent directors meet in executive session at each of the regularly scheduled Board meetings and as necessary at other Board meetings. The Company’s Chairman or, if applicable, the Lead Director presides over these executive sessions and, in the Chairman’s or, if applicable, the Lead Director’s absence, the independent directors will select another independent director present to preside.

Annual Meetings of Lowe’s Shareholders

Directors are expected to attend the Annual Meeting of Shareholders. All of the directors in office at the time attended last year’s Annual Meeting of Shareholders except Messrs. Johnson and Wiseman, whose absences were excused.

Annual Evaluation of the Board, Committees and Individual Directors

The Board evaluates the performance of the Board, the committees of the Board and individual directors on an annual basis. The data to evaluate the quality and impact of an individual director’s service is gathered by having each director complete a questionnaire assessing the performance of all other directors and the committees of the Board of which the director completing the evaluation is a member. The Chairman of the Board discusses the results of the individual evaluations with each director. Each committee and the full Board review and discuss the results of the committee and Board evaluations. The goal is to use the results of the assessment process to enhance the Board’s functioning as a strategic partner with management as well as the Board’s ability to carry out its traditional monitoring and oversight function. The ways in which our self-evaluation processes inform Board composition, refreshment, director nomination, shareholder engagement and other matters are further discussed elsewhere in this Proxy Statement.

Board Leadership Structure

Lowe’s Board is responsible for ensuring that its leadership structure provides independent oversight of senior management and discusses the appropriate structure for Lowe’s on an annual basis. When evaluating the optimal structure, the Board reviews a variety of criteria, including shareholder feedback, Lowe’s strategic goals, the current operating and governance environment, the skill set of the independent directors, the dynamics of Lowe’s Board and the strengths and talents of Lowe’s senior management at any given point in time. The Board does not believe that there is one leadership structure that is preferred and regularly discusses what the optimal leadership structure is for Lowe’s at that time.

Lowe’s Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. The Corporate Governance Guidelines further provide that if the Board determines the roles of Chairman and Chief Executive Officer are filled by the same individual, or if the Chairman is not an independent director, then a Lead Director, who must be an independent director, will be elected by the independent directors annually at the meeting of the Board held in conjunction with the Annual Meeting of Shareholders. The duties of the Lead Director are consistent with the responsibilities held by lead directors at other public companies and are further described below.

The Nominating and Governance Committee analyzed the considerations noted above, and after careful consideration, the independent directors of the Board determined that having a separate Chairman and Chief Executive Officer affords Mr. Ellison, as the newly appointed Chief Executive Officer, the opportunity to focus his time and energy on managing our business and allows Mr. Dreiling, our Chairman, to devote his time and attention to matters of Board oversight and governance. The Board, however, recognizes that no single leadership model is right for all companies and at all times, and the Board will review its leadership structure as appropriate (at least on an annual basis) to ensure it continues to be in the best interests of the Company and our shareholders.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	19

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

ROLE OF THE INDEPENDENT CHAIRMAN

The independent Chairman of the Board:

•	Presides at all meetings of the Board, including executive sessions of the independent directors;

•	Presides at all shareholder meetings;

•	Sets the agenda for executive sessions of independent directors;

•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Has the authority to call meetings of the Board and independent directors;

•	Facilitates effective communication between the Board and shareholders and shall be available for consultation and direct communication with major shareholders;

•	Leads the evaluation process for individual directors, committees and the Board;

•	Works with the Chair of the Nominating and Governance Committee in an annual performance review of the CEO; and

•	Serves as the contact person for interested parties to communicate directly with the Independent Directors.

Lowe’s independent directors appointed Richard W. Dreiling to serve as Chairman of the Board effective July 2, 2018. Mr. Dreiling joined the Board in 2012 and brings more than 40 years of retail industry experience at all operating levels. As Chairman and Chief Executive Officer of a publicly traded retail company prior to his retirement, Mr. Dreiling developed strong executive leadership and strategic management skills in the retail industry, and he has a track record of enhancing operational effectiveness to yield value for shareholders.

ROLE OF THE LEAD DIRECTOR

The Lead Director, if appointed:

•	Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of non-management directors;

•	Serves as a liaison between the Chairman and independent directors;

•	Approves meeting agendas for the Board;

•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Has the authority to call meetings of the independent directors; and

•	Will be available for consultation and direct communication with major shareholders.

The Lead Director, if appointed, also serves as the Chair of the Nominating and Governance Committee of the Board, which is comprised entirely of independent directors.

In addition to requiring an independent Lead Director if the roles of Chairman and Chief Executive Officer are served by the same individual, Lowe’s Board has implemented additional practices to ensure that there is independent oversight of management. Upon the appointment of Mr. Ellison as President and Chief Executive Officer and Mr. Dreiling as Chairman of the Board, both effective July 2, 2018, Marshall O. Larsen ceased serving as Lead Director.

20	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

BOARD REFRESHMENT

8 DIRECTOR NOMINEES

JOINED LOWE'S BOARD WITHIN THE LAST 5 YEARS

<5 YEARS

AVERAGE CURRENT TENURE OF THE INDEPENDENT DIRECTORS

OVERSIGHT PRACTICES

100%

OF NON-MANAGEMENT DIRECTORS ARE INDEPENDENT

100%

OF ALL DIRECTORS ON THE AUDIT, COMPENSATION, NOMINATING AND GOVERNANCE, SUSTAINABILITY AND TECHNOLOGY COMMITTEES ARE INDEPENDENT

ENHANCED BOARD RECRUITMENT

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board and believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board. Currently, our Board has the following expertise and characteristics in addition to the skills outlined on page 9 of this Proxy Statement:

- **1** DIRECTOR NOMINEE IS A CHIEF INFORMATION AND DIGITAL OFFICER
- **2** DIRECTOR NOMINEES BRING INVESTOR PERSPECTIVES
- **4** DIRECTOR NOMINEES ARE CURRENT OR FORMER CHIEF FINANCIAL OFFICERS
- **7** DIRECTOR NOMINEES HAVE RETAIL EXPERIENCE
- **4** DIRECTOR NOMINEES ARE WOMEN
- **3** DIRECTOR NOMINEES ARE AFRICAN-AMERICAN
- **1** DIRECTOR NOMINEE IS HISPANIC

Lowe’s independent directors remain committed to evaluating Lowe’s Board leadership structure at least annually. Under Lowe’s Corporate Governance Guidelines, the Board can and will change its leadership structure if it determines that doing so is in the best interest of Lowe’s shareholders.

Board’s Role in Corporate Strategy

Our Board is actively involved in overseeing, reviewing and guiding our corporate strategy. Our Board formally reviews our Company’s business strategy, including the risks and opportunities facing the Company and its businesses, at an annual strategic planning session. In addition, long-range strategic issues, including the performance and strategic fit of our businesses, are discussed as a matter of course at regular Board meetings. Our Board regularly discusses corporate strategy throughout the year with management formally as well as informally and during executive sessions of the Board as appropriate. As discussed in “Board’s Role in the Risk Management Process” below, our Board views risk management and oversight as an integral part of our strategic planning process, including mapping key risks to our corporate strategy and seeking to manage and mitigate risk. Our Board also views its own composition as a critical component to effective strategic oversight. Accordingly, our Board and relevant Board committees consider our business strategy and the Company’s regulatory, geographic and market

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	21

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

environments when assessing Board composition, director succession, executive compensation and other matters of importance.

Board’s Role in the Risk Management Process

Management must take a wide variety of risks to enhance shareholder value. It is the Board’s responsibility to ensure that management has established and adequately resourced processes for identifying and preparing the Company to manage those risks effectively. It is also the Board’s responsibility to challenge management regularly to demonstrate that those processes are effective in operation.

Lowe’s has adopted an enterprise risk management (“ERM”) framework for identifying, assessing and mitigating key risks. The Company’s Chief Financial Officer provides centralized oversight of and is responsible for implementing the Company’s ERM framework. At least annually, the Chief Financial Officer presents to the Board a comprehensive review of the Company’s ERM framework. The presentation includes an update on existing and any significant new risks that have been identified and assessed during the year and the strategies management has developed for mitigating them. During the presentation, the directors actively discuss with the Chief Financial Officer and other members of management the risks that have been identified to gain a deeper understanding of the risks the Company faces and establish a mutual understanding between the Board and management regarding the Company’s willingness to take risks and the strategies to be used to manage them.

The Company’s Chief Financial Officer also presents updates on the Company’s ERM processes and specific potential risks and trends at other meetings of the Board during the year. In addition, as necessary at the regularly scheduled Board meetings, the President and Chief Executive Officer addresses matters of particular importance or concern to the Company, including any significant areas of risk requiring Board attention. In the course of reviewing the Company’s strategic initiatives throughout the year, the Board considers the types and nature of risks associated with those initiatives, their potential impact on the Company and the steps that have or could be taken by management to mitigate them.

Although management has primary responsibility for managing risk, the Board believes that oversight of the Company’s ERM processes is the responsibility of the full Board. Board committees review specific risk areas, as enumerated below, and report their deliberations to the Board. The Audit Committee of the Board addresses at each of its regular meetings risk oversight of the Company’s major financial exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee also reviews legal matters that may have a material adverse impact on the Company’s financial statements, data privacy and cybersecurity matters, compliance with laws and any material reports received from regulatory agencies with the Company’s General Counsel and Chief Compliance Officer. The Sustainability Committee identifies, evaluates and monitors the sustainability, environmental and corporate responsibility trends, issues, risks and concerns that could affect the Company’s business activities and performance, including reputational risk. And finally, as noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee reviews the risks associated with the Company’s executive compensation program. The role of the Board’s Audit, Sustainability, Nominating and Governance, Compensation and Technology Committees, each of which consists solely of independent directors, in the oversight of the Company’s major financial exposures and other enumerated risks, preserves the benefit of independent risk oversight along with full Board responsibility and review.

Compensation Committee Advisors

The Compensation Committee has sole authority under its charter to retain compensation consultants and other advisors and to approve such consultants’ and advisors’ fees and retention terms. In May 2010, the Compensation Committee retained Farient Advisors LLC to act as its independent compensation consultant and to provide it with advice and support on executive compensation issues. The Compensation Committee has renewed this engagement each year since 2010. Since its engagement, the compensation consultant has assisted with peer group identification and benchmarking, design of the Company’s executive compensation program and conduct of annual risk assessment related thereto, review of compensation-related disclosures and related services. A more detailed description of the services performed by the Compensation Committee’s compensation consultant in fiscal 2018 is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee has reviewed and confirmed the independence of its compensation consultant. Neither the compensation consultant nor any of its affiliates provide any services to the Company except for services provided to the Compensation Committee. In addition to its compensation consultant, the Compensation Committee has reviewed the independence of outside counsel engaged by the Compensation Committee in advance of receiving advice from counsel.

How to Communicate with the Board of Directors and Non-Management Directors

Shareholders and other interested parties can communicate directly with the Board by sending a written communication addressed to the Board or to any member individually in care

22	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

of Lowe’s Companies, Inc., 1000 Lowes Boulevard, Mooresville, North Carolina 28117. Shareholders and other interested parties wishing to communicate with Mr. Dreiling, as Chairman, or with the independent directors as a group may do so by sending a written communication addressed to Mr. Dreiling, in care of Lowe’s Companies, Inc. at the above address. Any communication addressed to a director that is received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders or other interested parties that are addressed simply to the Board, to the Chairman or to the Chair of the committee of the Board whose purpose and function is most closely related to the subject matter of the communication. All such communications are promptly reviewed before being forwarded to the addressee. Lowe’s generally will not forward to directors a shareholder communication that it determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

Board Committees

The Board has five current standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Sustainability Committee and the Technology Committee. In May 2018, the Board dissolved the Executive Committee. In November 2018, the Board approved the creation of the Sustainability Committee and Technology Committee and the dissolution of the Public Policy Committee. The Board may also establish other committees from time to time as it deems necessary. Committee members and committee chairs are appointed by the Board. The members of these committees are identified in the following table:

Audit Committee Compensation Committee Nominating and Governance Committee Public Policy Committee Executive Committee Sustainability Committee Technology Committee

🌑 Member				Pre November 2018		Post November 2018

Raul Alvarez	Chair			🌑	🌑	🌑	🌑

David H. Batchelder		🌑	🌑

Angela F. Braly		🌑		Chair	🌑	Chair	🌑

Sandra B. Cochran		🌑

Laurie Z. Douglas	🌑		🌑				Chair

Richard W. Dreiling

Robert L. Johnson	🌑		🌑

Marshall O. Larsen	🌑		Chair		🌑

James H. Morgan	🌑		🌑

Robert A. Niblock					Chair

Brian C. Rogers		🌑	🌑

Bertram L. Scott	🌑		🌑

Lisa W. Wardell	🌑			🌑		🌑	🌑

Eric C. Wiseman		Chair		🌑	🌑	🌑	🌑

Number of Meetings in Fiscal 2018	7	11	5	3	1	0	1

Each of the current committees act pursuant to a written charter adopted by the Board. A copy of each committee charter and the Corporate Governance Guidelines are available on the Company’s website at www.Lowes.com/investor.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	23

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

The following table provides information about the operation and key functions of each of the current standing Board committees:

Committee	Key Functions and Additional Information
Audit Committee

•  Oversees the Company’s accounting and financial reporting processes, internal controls and internal audit functions.

•  Reviews and discusses with management and the independent registered public accounting firm the annual and quarterly financial statements and earnings press releases.

•  Reviews and discusses the Company’s major financial risk exposures, including data protection, cybersecurity, business continuity and operational risks, and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures.

•  Reviews with the Company’s General Counsel and Chief Compliance Officer legal matters and the program of monitoring compliance with the Company’s Code of Business Conduct and Ethics.

•  Reviews and pre-approves all audit and non-audit services proposed to be performed by the independent registered public accounting firm.

•  Reports regularly to the Board.

•  The Board has determined that five of the six members of the Audit Committee, Messrs. Alvarez, Larsen, Morgan and Scott and Ms. Wardell, are each “audit committee financial experts” within the meaning of the SEC rules and that each of the members of the Audit Committee has accounting and related financial management expertise in accordance with the NYSE rules.

Compensation Committee

•  Reviews and approves on an annual basis the corporate goals and objectives relevant to the compensation for the executive officers, evaluates at least once a year the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, determines and approves the Chief Executive Officer’s compensation, which it forwards to the Board for ratification by the independent directors.

•  Reviews and approves the compensation for the other executive officers.

•  Makes recommendations to the Board with respect to incentive compensation and equity-based plans that are subject to Board approval.

•  Reviews and approves all annual incentive plans for executives and all awards to executives under multi-year incentive plans, including equity-based incentive arrangements authorized under the Company’s equity incentive compensation plans.

•  Oversees regulatory compliance and risk regarding compensation matters.

•  Reports regularly to the Board.

Technology Committee

•  Oversees matters of technology, eCommerce and innovation.

•  Makes recommendations to the Board relating to the Company’s technology, eCommerce and innovation strategy in support of the Company’s objectives.

•  Monitors and provides guidance on issues relating to significant emerging technology, eCommerce and innovation trends and issues that may affect the Company strategy.

•  Reports regularly to the Board.

Nominating and Governance Committee

•  Develops criteria for evaluation of potential candidates for the Board and its committees.

•  Makes recommendations to the Board concerning committee appointments.

•  Makes recommendations to the Board with respect to determinations of director independence.

•  Identifies, evaluates and recommends director candidates to the Board.

•  Oversees annual evaluation of the Board, the committees of the Board and each individual director.

•  Develops and recommends to the Board the Corporate Governance Guidelines applicable to the Company.

•  Reviews and approves, ratifies or disapproves related person transactions.

•  Considers and recommends to the Board other actions relating to corporate governance.

•  Reports regularly to the Board.

Sustainability Committee

•  Oversees sustainability and environmental matters.

•  Assists the Board with the Company’s enterprise risk management system by identifying, evaluating and monitoring sustainability and environmental trends, issues, risks and concerns.

•  Reviews the Company’s compliance with policies, programs and practices with regard to sustainability, environmental and related social responsibility issues and impacts to support the sustainable growth of the Company.

•  Monitors the Company’s performance against relevant external sustainability indices and reviews the Company’s annual Corporate Social Responsibility Report.

•  Reviews and makes recommendations to the Board regarding responses to stockholder proposals encompassing matters overseen by the Committee.

•  Reports regularly to the Board.

24	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table provides information about the beneficial ownership of Common Stock as of March 22, 2019, except as otherwise noted, by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as well as each director, nominee for director, named executive officer and all current directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated, the address for each of the beneficial owners is c/o Lowe’s Companies, Inc., 1000 Lowes Boulevard, Mooresville, North Carolina 28117.

Name or Number of Persons in Group	Number of Shares(1)		Percent of Class
Raul Alvarez	28,778		*
David H. Batchelder	23,928		*
Angela F. Braly	12,043		*
Sandra B. Cochran	7,707		*
Marshall A. Croom	93,269		*
David M. Denton	9,650		*
Laurie Z. Douglas	8,563		*
Richard W. Dreiling	23,622		*
Marvin R. Ellison	51,290		*
Marshall O. Larsen	62,234		*
Richard D. Maltsbarger	3,237		*
Tiffany L. Mason	20,893		*
Ross W. McCanless	94,157		*
Michael P. McDermott	0		*
Joseph M. McFarland III	10,740		*
James H. Morgan	8,563		*
Robert A. Niblock	1,539,597	(2)	*
Brian C. Rogers	11,928		*
Bertram L. Scott	6,207		*
Lisa W. Wardell	2,201		*
Jennifer L. Weber	85,277		*
Eric C. Wiseman	22,099		*
Current Directors and Executive Officers as a Group (21 total)	525,498	(3)	*
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	53,503,078		6.7	%(4)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	64,799,441		8.1	%(5)

*	Represents holdings of less than 1%.

(1)

Includes shares that may be acquired or issued within 60 days through exercise of stock options, settlement of PSUs upon vesting or settlement of deferred stock units upon termination of employment or Board service under the Company’s stock plans as follows: Mr. Alvarez — 28,778 shares; Mr. Batchelder — 1,928 shares; Ms. Braly — 12,043 shares; Ms. Cochran — 6,207 shares; Mr. Croom — 61,219 shares; Mr. Denton — 0 shares; Ms. Douglas — 8,563 shares; Mr. Dreiling — 23,622 shares; Mr. Ellison — 0 shares; Mr. Larsen — 60,234 shares; Mr. Maltsbarger — 0 shares; Ms. Mason — 12,790 shares; Mr. McCanless — 67,799 shares; Mr. McDermott — 0 shares; Mr. McFarland — 0 shares; Mr. Morgan — 8,563 shares; Mr. Niblock — 685,031 shares; Mr. Rogers — 1,928 shares; Mr. Scott — 6,207 shares; Ms. Wardell — 1,928 shares; Ms. Weber — 60,129 shares; Mr. Wiseman — 22,099 shares; and current directors and executive officers as a group (21 total) — 323,029 shares.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	25

Security Ownership of Certain Beneficial Owners and Management

(2)	Includes 93,882 shares with voting and investment power shared with spouse and 4,000 shares where Mr. Niblock’s spouse has sole voting power.

(3)	Includes 56,511 shares beneficially owned by other current executive officers not individually listed in the table.

(4)

Shares held at December 31, 2018, according to a Schedule 13G/A filed with the SEC on February 6, 2019 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reports that BlackRock has sole voting power over 46,139,502 shares, shared voting power over no shares, sole investment power over 53,503,078 shares and shared investment power over no shares.

(5)

Shares held at December 31, 2018, according to a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, Inc. (“Vanguard”). The Schedule 13G/A reports that Vanguard has sole voting power over 996,377 shares, shared voting power over 197,857 shares, sole investment power over 63,622,211 shares and shared investment power over 1,177,230 shares.

26	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Lowe’s directors, executive officers and persons who beneficially own more than 10% of Lowe’s outstanding Common Stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership and reports of changes in their beneficial ownership of Common Stock. Based solely on a review of such reports and written representations made by Lowe’s directors and executive officers that no other reports were required, the Company believes that the reporting persons complied with all applicable filing requirements on a timely basis during fiscal 2018.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	27

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and compensation decisions as they relate to the following named executive officers (“NEOs”) of the Company in the 2018 fiscal year:

Marvin R. Ellison	President and Chief Executive Officer(1)
Robert A. Niblock	Former Chairman of the Board, President and Chief Executive Officer(1)
David M. Denton	Executive Vice President, Chief Financial Officer(2)
Tiffany L. Mason	Former Interim Chief Financial Officer(2) Current Senior Vice President, Corporate Finance and Treasurer
Marshall A. Croom	Former Chief Financial Officer(2)
Joseph M. McFarland III	Executive Vice President, Stores(3)
Jennifer L. Weber	Executive Vice President, Human Resources
Ross W. McCanless	Executive Vice President, General Counsel and Corporate Secretary
Michael P. McDermott	Former Chief Customer Officer(4)
Richard D. Maltsbarger	Former Chief Operating Officer(4)

(1)	Effective July 2, 2018, Mr. Ellison was appointed President and Chief Executive Officer, and Mr. Niblock retired as Chairman of the Board, President and Chief Executive Officer.

(2)

Effective October 5, 2018, Mr. Croom retired from the Company and Ms. Mason was appointed to serve as Interim Chief Financial Officer. On November 19, 2018, Mr. Denton joined the Company as Executive Vice President, Chief Financial Officer, and Ms. Mason resumed her role as Senior Vice President, Corporate Finance and Treasurer.

(3)	Mr. McFarland joined the Company effective August 15, 2018.

(4)

As part of the Company’s new leadership structure, the Chief Operating Officer and Chief Customer Officer positions were eliminated. As such, Mr. Maltsbarger and Mr. McDermott exited the Company on July 6, 2018 and November 6, 2018, respectively.

Our CD&A is organized as follows:

I.	Executive Summary

II.	Compensation Philosophy and Elements

III.	Compensation Decision-Making Process

IV.	2018 Compensation Actions

V.	Other Compensation Policies

VI.	Compensation Committee Report

28	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

I. EXECUTIVE SUMMARY

We have demonstrated a strong commitment to returning capital to our shareholders and have had continued dividend growth since 1961.

$17.3 Billion	17%	$5.6 Billion
SHARES REPURCHASED UNDER OUR SHARE REPURCHASE PROGRAM IN THE LAST FIVE YEARS	2018 INCREASE IN ANNUAL DIVIDEND	DIVIDENDS PAID IN THE LAST FIVE YEARS

In fiscal 2018, we delivered solid results, with total sales growth of 3.9 percent driven by comparable sales growth of 2.4 percent. We are committed to investing in the business while also returning excess cash to shareholders through dividends and share repurchases. We delivered value to shareholders through the payment of $1.5 billion in dividends and the repurchase of nearly $3.0 billion of our common stock.

Fiscal 2018 was a rebalancing year in which we took the necessary steps to begin building a sustainable foundation from which to drive long-term value creation. During the year, we realigned our leadership to improve our focus, execution and decision making. We assembled a talented team with proven retail and technical experience, which includes appointing Mr. Marvin R. Ellison as President and Chief Executive Officer, who will facilitate the creation of a seamless omni-channel environment for our customers. The new leadership structure will allow Lowe’s to drive operational excellence by:

•	Simplifying the organizational structure;

•	Enhancing opportunities for more effective and focused execution; and

•	Establishing a structure that allows for improved and accelerated decision-making.

As part of the new leadership structure, the Chief Operating Officer, Chief Customer Officer, Corporate Administration Executive and Chief Development Officer positions were eliminated and responsibilities formerly under those roles were assumed by other senior leadership roles that report directly to Mr. Ellison. As part of the realignment, new roles reporting directly to Mr. Ellison were created including:

•

Executive Vice President, Merchandising. Mr. William P. Boltz was hired into this role effective August 15, 2018. This role is responsible for merchandising, marketing and Lowe’s digital businesses, including Lowes.com and Lowesforpros.com.

•

Executive Vice President, Stores. Mr. Joseph M. McFarland was hired into this role effective August 15, 2018. This role oversees store operations for the North, South, and West Divisions, operations engineering, pro and services businesses, asset protection and contact centers.

•

Executive Vice President, Supply Chain. Mr. Donald E. Frieson was hired into this role effective August 8, 2018. This role oversees distribution centers, logistics, global sourcing, transportation and delivery services.

Also as part of the new leadership structure and transition:

•

A new Executive Vice President, Chief Financial Officer was hired, Mr. David M. Denton, effective November 19, 2018. This role also oversees real estate, strategic planning and enterprise risk management.

•	Ms. Tiffany L. Mason was appointed interim Chief Financial Officer from October 5, 2018 until the effective date of Mr. Denton’s hire.

•

Expanded responsibilities were given to Ms. Jennifer L. Weber, Executive Vice President, Human Resources, including communications and community relations. She also assumed various interim responsibilities during the transition.

•	Mr. Ross W. McCanless remains in the role of Executive Vice President, General Counsel and Corporate Secretary and assumed various interim responsibilities during the transition.

•	Ms. Seemantini Godbole was hired as Executive Vice President, Chief Information Officer effective November 12, 2018.

•	Mr. Sylvain Prud’homme remains in the role of President and CEO of Lowe’s Canada.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	29

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

We also established a go-forward strategy focused on driving operational excellence and better serving our customers. We plan to achieve this by winning in four key areas:

•	Merchandising excellence;

•	Supply chain transformation;

•	Operational efficiency; and

•	Customer engagement.

We have a significant opportunity to capitalize on a healthy home improvement sector and a tremendous brand by focusing on retail fundamentals and simplifying our business.

The CD&A includes disclosure of our incentive compensation performance measures including: operating income, earnings before interest and taxes (“EBIT”) for incentive compensation prior to 2018, sales and return on non-cash average assets (“RONCAA”). For fiscal 2018, the Compensation Committee replaced the annual incentive plan metric of EBIT with operating income to focus on profit generated from operations and better align with the external reporting on our income statement. Sales for fiscal 2018 as presented in this Proxy Statement includes adjustments described on page 39 and is referred to as “Adjusted Sales.” Three-Year Average RONCAA for PSUs granted in 2016 relating to fiscal years 2016-2018 includes adjustments described on page 41, and this adjusted measure is referred to as “Adjusted Average RONCAA.” Each of these performance measures is further described on pages 38 to 41.

5-YEAR OPERATING INCOME ACHIEVEMENT ($ in Billions) 3-YEAR AVERAGE RONCAA ACHIEVEMENT Incentive Compensation Performance Highlights 5-YEAR SALES ACHIEVEMENT ($ in Billions) ANNUALIZED TOTAL SHAREHOLDER RETURN ("TSR") OUTPACES PEERS AND S&P 500 INDEX OVER LONG-TERM (a)Fiscal 2016 included 53 weeks. (b)Sales for fiscal 2016 have been adjusted to exclude the impact of $2.193 billion due to RONA, Inc. sales during the year of acquisition. Fiscal 2016 included 53 weeks. (c)Adjusted sales. See page 40 for a description of adjustments. (d)Average RONCAA for fiscal years 2014-2016 has been adjusted to exclude the 19 basis point impact due to the acquisition of RONA, inc. in fiscal 2016. Fiscal 2016 included 53 weeks. (e)Average RONCAA for fiscal years 2015-2017 has been adjusted to exclude (i) the 76 basis point impact of the 2016 acquisition of RONA, Inc., (ii) the 50 basis point impact of the loss related to the early settlement of debt and [iii) the 7 basis point impact of a one-time bonus payment including related payroll taxes made in connection with the Tax Cuts and Jobs Act of 2017. (f)Adjusted Average RONCAA. See page 42 for a description of adjustments. (g)Includes companies in the Peer Group identified on page 37.

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Compensation Discussion and Analysis

EXECUTIVE SUMMARY

2018 Executive Compensation

Lowe’s has a long-standing commitment to pay for performance that provides a significant portion of compensation through variable pay arrangements. These arrangements are designed to hold our executive officers accountable for business results and reward them for consistently strong financial performance and the creation of value for our shareholders.

Our 2018 executive compensation program consisted of the following elements:

•	Base salary

•	Annual incentive awards

•	Performance share unit awards (“PSUs”)

•	Stock options

•	Restricted stock awards (“RSAs”)

•	Retirement, health and severance benefits

•	Limited perquisites

Lowe’s mix is heavily performance-based with 72% of the current CEO’s and 67% of the other current NEOs’(¹) annualized target compensation at risk and contingent upon the achievement of performance objectives or share price performance.

CEO Other NEOs(1)

(1)	Messrs. Niblock, Croom, Maltsbarger and McDermott are not included in the NEO data due to their departures from the Company. Ms. Mason is not included in the NEO data due to her interim role.

How Our Executive Compensation Is Tied to Performance

A significant portion of our executive compensation program is performance-based with a balanced focus on top- and bottom-line growth and leadership effectiveness.

•

Annual Incentive Awards: Payout is generally based on the Company’s achievement of financial (operating income and sales) and Leadership Effectiveness goals. Minimum payout is generally zero if performance objectives are not achieved. For 2018, Mr. Ellison’s payout was based solely on his development of certain strategic plans approved by the Board, and certain other new executives received guaranteed bonuses to compensate for bonus compensation they forfeited in 2018 in order to join the Company.

•

PSUs: Payout is based on the Company’s achievement of a three-year average RONCAA goal established at the beginning of a three-year performance period and, since 2016, a relative total shareholder return (“TSR”) modifier which compares the Company’s TSR to the median TSR of companies listed in the S&P 500 Index over a three-year period. Minimum performance objectives must be achieved for awards to be earned.

•	Stock Options: Value realized is based on the increase in the market value of Common Stock.

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Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Based on our performance through fiscal 2018 illustrated below, certain of our executives received the following payouts of performance-based compensation:

•

Annual incentive payouts were driven by below threshold performance in operating income, and above threshold, but below target, performance in sales and at target performance for leadership effectiveness. Overall award payments for current NEOs not eligible for guaranteed bonuses as discussed on page 39 were at 30% of target.

•	PSUs paid out at 90.10% of target based on Adjusted Average RONCAA achievement for the 2016-18 performance period.

2018 ANNUAL INCENTIVE PERFORMANCE VS. TARGET 2016-2018 PSU PERFORMANCE VS. TARGET

WHAT WE DO	WHAT WE DO NOT DO

Provide 79% to 88% of total direct compensation opportunity (assuming target performance) for NEOs in the form of at-risk compensation.	Provide single-trigger severance or tax gross-ups following change-in-control.

Annually assess peer group composition, financial and stock price performance and competitive compensation practices.	Permit hedging or unauthorized trading of the Company’s securities by our employees or directors.

Annually assess compensation-related risks associated with regulatory, shareholder and market changes.	Grant discounted stock options, extend the original option term, reprice or exchange underwater options without shareholder approval.

Annually assess the design and alignment of our incentive plans in relation to performance goals, business strategy, organizational priorities and shareholder interests.	Provide an evergreen provision in our Long-Term Incentive Plan.

Link incentive compensation to a clawback policy.	Provide employment agreements to executives.

Limit incentive payouts as a percentage of target awards.

Require significant stock ownership by all senior executives.

Provide limited perquisites.

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Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Annual Say-on-Pay Advisory Vote

The Board carefully considers the results of our shareholders’ annual advisory “say-on-pay” vote. Lowe’s shareholders continue to express strong support for the Company’s executive compensation program with the Company receiving approximately 96% advisory approval in 2018. This is consistent with the advisory approval over the past eight years. In consideration of this continued support, the Compensation Committee of the Board maintained the principal features and performance-based elements of the executive compensation program in 2018 apart from replacing the annual incentive plan metric of EBIT with operating income. At the Annual Meeting, the Company’s shareholders will again have the opportunity to approve Lowe’s executive compensation program through the advisory say-on-pay vote included as Proposal 2 in this Proxy Statement.

Shareholder Engagement

We believe in continued shareholder discussions and engagement. We solicit and respond to feedback regarding our compensation program to better understand our shareholders’ concerns and the topics of interest. See page 6 in this Proxy Statement for additional information on changes we have made over time to enhance our compensation program as part of our ongoing shareholder engagement.

II. COMPENSATION PHILOSOPHY AND ELEMENTS

Compensation Philosophy and Objectives

Our long-term success depends on our ability to attract and retain highly talented leaders who are committed to our mission, growth and strategy. Our executive compensation program is designed to reward executives for growth in the Company’s sales, earnings and shareholder value, and the effective execution of our business strategies and operating priorities. The primary objectives of our program are to:

•	Attract and retain executives who have the requisite leadership skills to support the Company’s culture and strategic growth priorities;

•	Maximize long-term shareholder value through alignment of executive and shareholder interests;

•	Align executive compensation with the Company’s business strategies, which are focused on driving operational excellence and better serving our customers; and

•	Provide market competitive total compensation with an opportunity to earn above market median pay when the Company delivers results that exceed performance targets, and below median pay when the Company falls short of performance targets.

Key Components

To support these objectives, the Compensation Committee has designed the executive compensation program with an appropriate balance between annual and long-term compensation, as well as between fixed and at-risk pay. The largest portion of our executive compensation program is performance-based and at-risk based upon the Company’s financial and strategic performance objectives.

The Board places significant emphasis on the long-term success of the Company and strong alignment with the interests of all stakeholders, including shareholders, customers, employees and the communities in which we operate. Accordingly, long-term incentive award opportunities, as a percentage of total compensation, are greater than annual incentive award opportunities.

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Compensation Discussion and Analysis

COMPENSATION PHILOSOPHY AND ELEMENTS

The following table lists the key elements of the Company’s 2018 executive compensation program:

KEY ELEMENTS OF EXECUTIVE COMPENSATION
Element	Form	Key Characteristics	Link to Shareholder Value	Key Decisions
Base Salary	Cash	Fixed cash compensation tied to the scope and responsibilities of each executive’s position and the performance and effectiveness of the executive	Provide a foundation of fixed income to the executive; encourage retention and attraction of top talent; and recognize effective leadership

Base salaries are reviewed annually each January based on the Compensation Committee’s evaluation of market compensation and an assessment of the executive’s performance. Approved adjustments are effective at the start of the fiscal year

Annual Incentive Awards	Cash	At-risk cash compensation tied to the achievement of annual strategic and financial performance goals established by the Compensation Committee for each fiscal year	Promote the achievement of the Company’s annual strategic and financial goals; and incent and reward financial and operating performance	Annual incentive plan design is reviewed and approved each March. Performance is certified in March following the completion of the fiscal year
Long-Term Incentive Awards	PSUs

PSUs are based on (i) the Company’s average RONCAA(1) relative to pre-determined threshold, target and maximum levels of performance for the three-year performance period, and (ii) a relative TSR modifier

			Promote the achievement of efficient long-term growth and, starting in 2016, total shareholder return performance	Long-term incentive plan design is reviewed and approved each March Performance is certified in March following the completion of the performance period
	Stock Options	Stock options vest ratably over three-years(2)	Promote the value-creating actions necessary to increase the market value of Common Stock	Awards are approved in March with a 10-year term
	RSAs	RSAs cliff vest on the third anniversary of the grant date(2)	Promote executive retention, stock ownership and alignment of interests with shareholders	Executive stock ownership guidelines and actual stock holdings are reviewed annually
Retirement And Other Benefit Plans	401(k) Plan Group Insurance Plan Employee Stock Purchase Plan Benefit Restoration Plan Cash Deferral Plan

Broad-based retirement and welfare plans sponsored by the Company on the same terms and conditions applicable to all eligible employees, including supplemental 401(k) and deferred compensation benefits

			Promote financial and physical wellness to enhance productivity and encourage the retention and attraction of top talent	Reviewed periodically to align with market practice
Executive Benefits	Other Benefits	Reimbursement of costs associated with tax and financial planning, physical examination and limited personal use of corporate aircraft	Promote financial and physical wellness to enhance productivity and safety and to encourage the retention and attraction of top talent	Utilization is reviewed annually; programs are reviewed periodically to align with market practice
Severance Plan for Senior Officers	Severance Plan	Provides severance payments, continuation of healthcare benefits and company-paid outplacement services	Provides a program to help attract and compete for top talent	Program was approved by the Compensation Committee in August 2018.

(1)

RONCAA is a comprehensive long-term financial metric that incorporates both operating income and balance sheet performance in the calculation. This metric motivates management to generate sustained profitable growth over time while balancing the Company’s effectiveness at allocating capital to drive future investment and growth. RONCAA is computed by dividing the Company’s EBIT for the year by the average of the Company’s non-cash assets as of the beginning and end of the fiscal year. The return percentages for each fiscal year in the performance period are averaged to yield a RONCAA measure for the three-year performance period.

(2)

Executives must maintain employment with the Company during the three-year period, or terminate employment with the Company due to death, disability or qualified retirement (as defined in the grant agreement), to earn the awards.

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Compensation Discussion and Analysis

COMPENSATION DECISION-MAKING PROCESS

III. COMPENSATION DECISION-MAKING PROCESS

Role of the Compensation Committee

The Compensation Committee, which currently consists of five independent directors, is responsible for developing and administering our executive compensation program. The Compensation Committee works closely with its independent compensation consultant and meets regularly, approximately six times each year, to make decisions related to our executive compensation programs and the compensation of our CEO (with the ratification of the independent directors of the Board) and the Company’s executive officers. The Compensation Committee reports its actions to the full Board at the Board meeting following each Compensation Committee meeting. The Compensation Committee’s responsibilities include:

•	Approving our compensation philosophy and strategy

•	Approving compensation of executive officers

•	Approving annual and long-term incentive targets and performance goals

•	Approving achievement of goals in annual and long-term incentive plans

•	Approving the peer groups of companies used for assessing market compensation levels, pay practices and performance

•	Approving CD&A disclosure in the annual proxy statement

The full description of the Compensation Committee’s authority and responsibilities is provided in the Compensation Committee Charter, which is available on our Company website: www.Lowes.com/investor.

Role of the Independent Compensation Consultant

The Compensation Committee directly engages and regularly consults with Farient Advisors LLC, its independent compensation consultant, for ongoing executive compensation matters. The Compensation Committee’s compensation consultant reports directly to the Compensation Committee and does not provide any services to the Company other than the Compensation Committee consulting services. The Compensation Committee has assessed the independence of its compensation consultant pursuant to the independence factors specified by the SEC rules (as incorporated into the NYSE listing standards) and concluded that no conflict of interest exists that would prevent its compensation consultant from independently representing the Compensation Committee. During the 2018 fiscal year, Farient Advisors LLC performed the following services:

•	Attended all Compensation Committee meetings

•	Advised the Compensation Committee on the design of the Company’s annual and long-term incentive plans (including the selection of the performance metrics and assessment of performance goals)

•	Provided the Compensation Committee with an external perspective on the reasonableness and competitiveness of our executive compensation program

•	Assisted with the selection of the peer groups of companies used for assessing market compensation levels, pay practices and performance

•	Recommended the pay package for our new CEO and recommended the pay actions taken related to the former CEO

•	Provided periodic updates and guidance on regulatory and governance trends impacting compensation

•	Assessed the alignment of realizable executive compensation with corporate performance

•	Assisted the Compensation Committee in conducting its annual risk assessment of our executive compensation programs

•	Reviewed compensation-related proxy disclosures

Role of Management

When making decisions on executive compensation, the Compensation Committee considers input from the Company’s Executive Vice President, Human Resources who works most closely with the Compensation Committee, both in providing information and analysis for review and in advising the Compensation Committee concerning compensation decisions (except as it relates specifically to her compensation and the compensation of our CEO). Our CEO reviews the performance of the NEOs (other than himself) and other executive officers and provides recommendations on executive officer compensation for the Compensation Committee’s consideration. The Compensation Committee reviews and discusses pay decisions related to the CEO in executive sessions without the CEO or any other members of management present.

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Compensation Discussion and Analysis

COMPENSATION DECISION-MAKING PROCESS

Compensation Benchmarking and Peer Group

Each year, the Compensation Committee reviews the peer group companies used to assess compensation and performance with the advice of the independent compensation consultant. The Compensation Committee approved the use of data from two sources for fiscal 2018: the Survey Group and the Peer Group.

The Survey Group is comprised of a broad group of retail and general industry companies with which Lowe’s competes for executive talent, generally with over $15 billion in annual revenue, available in compensation surveys.

The Peer Group is comprised of retail and customer service companies selected for direct relevance to Lowe’s business using the following criteria:

•	Headquartered in the United States with publicly-traded securities listed on a major United States exchange;

•	Operating in the Consumer Discretionary or Food & Staples retail sectors;

•	Annual revenue greater than $15 billion; and

•	Retail or customer service-based business model focused on producing strong operating income and TSR growth.

The companies in the Peer Group for fiscal 2018 were:

Amazon.com, Inc.	Best Buy Co., Inc.	Costco Wholesale Corporation	CVS Health Corporation
Kohl’s Corporation	Macy’s, Inc.	Nordstrom, Inc.	Staples, Inc.
Target Corporation	The Home Depot, Inc.	The Kroger Co.	The TJX Companies, Inc.
Walgreens Boots Alliance, Inc.	Wal-Mart Stores, Inc.

In fiscal 2018, Sears Holding Corporation was removed from the Peer Group due to its significantly smaller size, pay practices and ongoing viability. The Compensation Committee agreed that the remaining companies in the Peer Group from fiscal 2017 were relevant given our peer selection criteria and that the size of the Peer Group remained appropriate based on market practices.

PEER GROUP DATA FOR FISCAL 2018(1)
		Market			TSR
	Revenues (MM)	Capitalization (MM)	Operating Income (MM)	1-year	3-year	5-year
75th Percentile	$141,576	$93,023	$9,517	8.8%	52.9%	112.7%
50th Percentile	$100,904	$60,412	$4,312	0.0%	43.7%	59.5%
25th Percentile	$35,865	$15,934	$1,843	-2.8%	-4.1%	38.2%
Lowe’s Companies, Inc.	$68,619	$78,585	$6,586	-2.4%	43.3%	129.0%
Percentile Ranking	40.7%	63.5%	67.1%	42.0%	49.9%	77.4%

Source: S&P Capital IQ

(1)

Revenues and operating income are as of each company’s latest fiscal year as of February 1, 2019. Market Capitalization and TSR are as of February 1, 2019, which aligns with Lowe’s fiscal year end date. Data for Staples, Inc. is not included as it was no longer a publicly-traded company as of the end of Lowe’s latest fiscal year.

At its November 2017 meeting, the Compensation Committee reviewed thorough compensation benchmarks based on the two groups described above. The Compensation Committee concluded that the benchmarks indicated that the NEOs’ target total direct compensation (“TDC”) approximated market median, with an opportunity to earn above market pay when the Company delivers results that exceed performance targets and below market pay when the Company performance falls short of performance targets. The compensation benchmarking analysis for Mr. Ellison was based on an analysis of the Peer Group and was provided to the Compensation Committee by its independent compensation consultant. The compensation evaluation and analysis for Messrs. Denton and McFarland, made subsequent to the November 2017 meeting, included benchmarking using the two groups described above.

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Compensation Discussion and Analysis

2018 COMPENSATION ACTIONS

IV. 2018 COMPENSATION ACTIONS

President and Chief Executive Officer Compensation

In May 2018, the Compensation Committee and the Board approved the terms of the offer letter dated May 20, 2018 to Mr. Ellison to serve as President and Chief Executive Officer effective July 2, 2018 (the “Ellison Offer Letter”). Mr. Ellison’s target total compensation package includes a base salary of $1,450,000, target annual incentive opportunity of 200% of base salary and long-term incentive target of 565% of base salary. The Ellison Offer Letter also entitled him to a sign-on equity award with a grant value of $6,000,000 consisting of $3,500,000 in time-based restricted shares and $2,500,000 in nonqualified stock options. Subject to development by Mr. Ellison of strategic plans approved by the Board, Mr. Ellison was provided an opportunity to earn a target bonus of 200% of base salary prorated based on the number of days worked for the Company during fiscal 2018.

Base Salary Adjustments

The Compensation Committee reviews and adjusts the NEO base salaries in January each year after it has considered competitive benchmark and relative compensation positioning, which includes consideration of market adjustments, internal alignment, experience in the role and any changes to roles or responsibilities. As a result of the review, Messrs. Niblock, Croom, McCanless, and McDermott and Mses. Weber and Mason received salary increases of between 3.0%-9.6%, and Mr. Maltsbarger received a 36.8% increase due to his promotion to Chief Operating Officer from Chief Development Officer and President, International effective February 3, 2018. For Messrs. Denton and McFarland, who joined the Company in 2018, the Compensation Committee evaluated base salaries and compensation packages considering the benchmarking analysis discussed on page 36.

In 2018, the Compensation Committee approved the following base salaries for the NEOs:

Current NEOS
Name and Position	2017 Base Salary	2018 Base Salary	% Increase
Marvin R. Ellison President and Chief Executive Officer	—	$1,450,000	—
David M. Denton Executive Vice President, Chief Financial Officer	—	$925,000	—
Joseph M. McFarland III Executive Vice President, Stores	—	$750,000	—
Jennifer L. Weber Executive Vice President, Human Resources	$561,000	$615,000	9.6%
Ross W. McCanless Executive Vice President, General Counsel and Corporate Secretary	$561,000	$615,000	9.6%

Former and Interim NEOs
Name and Position	2017 Base Salary	2018 Base Salary	% Increase
Robert A. Niblock Former Chairman of the Board, President and Chief Executive Officer	$1,300,000	$1,340,000	3.0%
Tiffany L. Mason Former Interim Chief Financial Officer Current Senior Vice President, Corporate Finance and Treasurer	$342,000	$352,000	3.0%
Marshall A. Croom Former Chief Financial Officer	$675,000	$715,000	5.9%
Michael P. McDermott Former Chief Customer Officer	$675,000	$725,000	7.4%
Richard D. Maltsbarger Former Chief Operating Officer	$530,000	$725,000	36.8%

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Compensation Discussion and Analysis

2018 COMPENSATION ACTIONS

Annual Incentive Awards

Our annual incentive plan provides each NEO the opportunity to receive an annual cash award based on the Company’s achievement of predetermined financial and strategic goals. The formula for computing annual incentive payouts is as follows:

BASE SALARY	X	TARGET AWARD PERCENTAGE(1) (% of Base Salary)	X	PERFORMANCE GOAL ACHIEVEMENT LEVEL(2) (% of Target Level)	=	ANNUAL INCENTIVE AWARD EARNED

(1)

The target award percentage was 200% of base salary for the CEO and 75% to 125% of base salary for the other NEOs. For fiscal 2018, target awards as a percentage of base salary remained the same as the prior year.

(2)

Mr. Niblock had a threshold opportunity of 18% of target in 2017, which was increased to 25% in 2018 to better align his pay to market. Mr. Ellison’s threshold was 25% for 2018. The other NEOs had a threshold that ranged from 35%-39% in 2017, which was decreased to 25% in 2018 to align with the CEO threshold. Notwithstanding the foregoing, the threshold percentage for Ms. Mason increased from 47% in 2017 to 50% in 2018 to better align with market norms. The CEO and the other NEOs had a maximum opportunity of 200% in fiscal 2018, which was the same percentage of target as the prior year.

The following table describes the financial and strategic goals for the 2018 annual incentive awards and the weighting assigned to each goal, which is the same for all of the NEOs:

Performance Metric			Metric Weighting
	Description	Performance Measured By
Operating Income	Rewards NEOs for profitability of Company operations and focuses management on operational efficiency and expense management	Company’s operating income	60%
Sales	Rewards NEOs on effective merchandising, driving market share gains, and the enhancement of the Company’s omni-channel sales and marketing	Company’s net sales	25%
Leadership Effectiveness	Rewards NEOs for leadership behavior that has the greatest positive impact on employee motivation, engagement and commitment to executing the Company’s long-term strategy	Percentage of responses to the Lowe’s Employee Opinion Survey that rate leadership in the top categories of effectiveness	15%

Strategic Goals Financial Goals

The Compensation Committee had for several years used EBIT and sales as the performance metrics for annual incentive awards. For 2018, the Compensation Committee replaced EBIT with operating income to focus on profit generated from operations alone and to align directly with our external financial reporting on the income statement. The Compensation Committee added leadership effectiveness in 2014 as a strategic goal to better enable execution of the Company’s strategic objectives. The Compensation Committee, having considered the level of difficulty inherent in the goals, based the 2018 target performance levels on the Company’s annual operating plan and expected growth over prior year performance. The target operating income and sales goals for the 2018 annual incentive plan were aggressive and set higher than the growth rate of a majority of the peers’ expected operating income and sales growth rates in 2018.

In setting the performance ranges for the financial metrics in 2018, the Compensation Committee determined it was appropriate to expand the performance ranges of the financial metrics. The threshold and maximum performance targets for operating income each increased by 300 basis points to enhance the performance orientation around earnings, and the performance range for sales broadened with maximum performance increasing by 100 basis points and threshold performance decreasing by 100 basis points.

The Compensation Committee’s objective in administering our incentive plan is to cause incentive awards to be calculated on a comparable basis from year-to-year, and to ensure that plan participants are incentivized and rewarded appropriately. For these reasons, the Compensation Committee may make adjustments to the actual levels of achievement under each performance goal at its discretion. The Compensation Committee adopted adjustment guidelines in January 2011,

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Compensation Discussion and Analysis

2018 COMPENSATION ACTIONS

which in general, relate to (i) changes in applicable laws or regulations, (ii) items of gain, loss or expense that are related to the disposal or acquisition of a business or change in accounting principles, (iii) unusual or non-recurring transactions that were not anticipated, or (iv) other unusual, non-recurring or unexpected items similar in nature as determined by the Compensation Committee. The adjustment guidelines include the following specific items as potential adjustments for consideration: extraordinary items, accounting principles or assumptions changes, acquisitions and divestitures (and related charges), litigation, regulatory claims and insurance claims, write-downs, store closing costs and restructuring charges.

In March 2019, the Compensation Committee reviewed the Company’s 2018 performance relative to the operating income, sales and leadership effectiveness goals to determine the annual incentive awards earned under the annual incentive plan for fiscal year 2018. The operating income results of $4.018 billion fell below the required payout threshold goal. The Compensation Committee adjusted fiscal 2018 sales to reduce sales by $723 million due to changes in the accounting standards for revenue recognition. The adjusted sales result of $70.586 billion resulted in a payout above threshold but below target. The leadership effectiveness performance achievement was numerically and objectively calculated and resulted in a target payout level.

Based on the performance metrics established by the Compensation Committee, the Company’s 2018 performance and the aforementioned adjustments, the Compensation Committee determined that Lowe’s achieved approximately 30% of the target incentive opportunities for the NEOs.

Performance Metric(1)	Threshold	Target	Maximum	2018 Actual Performance
Operating Income	$6.544 billion	$6.889 billion	$7.440 billion	$4.018 billion
Sales	$69.217 billion	$72.102 billion	$73.544 billion	$70.586 billion(2)

(1)	The performance goal achievement for the strategic goal of Leadership Effectiveness is disclosed on page 32.

(2)	The Compensation Committee adjusted fiscal 2018 sales as described on page 39.

With the realignment of the Company’s executive leadership team, the performance goal achievement level differs among some of the NEOs. The Ellison Offer Letter guaranteed a payout of his annual bonus target prorated based on the number of days worked for the Company during fiscal 2018 subject to the development by Mr. Ellison of strategic plans approved by the Board. Mr. McFarland’s offer letter dated July 18, 2018 guaranteed a payout of 50% of his annual bonus target to replace bonus compensation from his former employer forfeited in 2018 to join the Company. In addition to Mr. Ellison, the actual awards earned for Messrs. Niblock, Denton, Croom, McDermott and Maltsbarger were prorated based on the number of days worked during fiscal 2018. Based on these factors and the results of the performance metrics approved and adjusted by the Compensation Committee, the NEOs earned annual incentive awards for 2018 as follows:

Current NEOs
Name	Base Salary	x	Target Award % (% of Base Salary)	x	Performance Goal Achievement Level (% of Target)	=	Actual Award Earned
Marvin R. Ellison	$1,450,000		200%		100%		$1,712,912
David M. Denton	$925,000		125%		30%		$71,815
Joseph M. McFarland III	$750,000		100%		50%		$375,000
Jennifer L. Weber	$615,000		90%		30%		$166,850
Ross W. McCanless	$615,000		90%		30%		$166,850

Former and Interim NEOs
Name	Base Salary	x	Target Award % (% of Base Salary)	x	Performance Goal Achievement Level (% of Target)	=	Actual Award Earned
Robert A. Niblock	$1,340,000		200%		30%		$332,909
Tiffany L. Mason	$352,000		75%		33%		$88,253
Marshall A. Croom	$715,000		90%		30%		$130,563
Michael P. McDermott	$725,000		100%		30%		$168,111
Richard D. Maltsbarger	$725,000		100%		30%		$94,004

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Compensation Discussion and Analysis

2018 COMPENSATION ACTIONS

Discretionary Bonus Awards

In March 2019, the Company approved the payment of a bonus in the amount of $200,000 each to Ms. Weber and Mr. McCanless in recognition of their superior performance during a critical period of leadership transition, above and beyond each executive’s normal responsibilities. In addition, Ms. Mason, who filled a critical role as the Interim Chief Financial Officer, was paid a bonus of $50,000 in consideration for her contributions in the interim role.

Long-Term Equity Awards

In March each year, the Compensation Committee approves a target long-term equity award for each executive officer, expressed as a percentage of base salary. Target awards are determined based on each executive officer’s position and level of responsibility, the Company’s historical grant practices and market benchmarks reviewed annually by the Compensation Committee. In addition, for Messrs. Ellison, Denton and McFarland, who joined the Company in 2018, the Compensation Committee approved target long-term equity awards considering the benchmarking analysis discussed on page 36.

In 2018, the Compensation Committee approved equity awards for the NEOs granted as a mix of 50% PSUs, 25% stock options and 25% time-vested RSAs. The award mix did not change from the prior year. The Compensation Committee approved annual grants in March 2018. The Compensation Committee believes the mix of equity award types reflects an appropriate balance between providing incentive compensation for the achievement of Company-specific performance measures (PSUs), increases in the market value of the Common Stock (stock options) and retention (RSAs).

The following table reflects the target award value for 2018, as well as the actual grant value awarded to each NEO, which includes annual grants or prorated annual grants to newly hired NEOs based on dates of hire and additional grants to replace some of the value of equity awards forfeited from their previous employers:

Current NEOs
	2018 Target Long-Term	Equity Awards	Equity Award
Name	% of Base Salary	Target ($000s)	Granted ($000s)
Marvin R. Ellison(1)	565%	$8,192	$11,462
David M. Denton(2)	450%	$4,162	$1,781
Joseph M. McFarland III(3)	400%	$3,000	$2,450
Jennifer L. Weber	300%	$1,845	$1,845
Ross W. McCanless	300%	$1,845	$1,845

(1)

The Ellison Offer Letter entitled him to a $5,462,000 annual equity award for 2018 consisting of 50% performance shares, 25% time-based restricted stock and 25% nonqualified stock options. The Ellison Offer Letter also entitled him to a $6,000,000 sign-on award granted consisting of $3,500,000 in time-based restricted shares and $2,500,000 in nonqualified stock options.

(2)

Mr. Denton’s offer letter, dated August 20, 2018, entitled him to a prorated annual equity award for 2018 of $1,781,000 consisting of 50% time-based restricted stock and 50% nonqualified stock options.

(3)

Mr. McFarland’s offer letter, dated July 16, 2018, entitled him to a $1,700,000 annual equity award for 2018 consisting of 50% time-based restricted stock and 50% nonqualified stock options. The offer letter also entitled him to a $750,000 sign-on award consisting of 50% time-based restricted stock and 50% nonqualified stock options to replace some of the value of equity awards he forfeited from his previous employer.

Former and Interim NEOs
	2018 Target Long-Term	Equity Awards	Equity Award
Name	% of Base Salary	Target ($000s)	Granted ($000s)
Robert A. Niblock	725%	$9,715	$9,715
Tiffany L. Mason	n/a	$350	$350
Marshall A. Croom	300%	$2,145	$2,145
Michael P. McDermott(1)	450%	$3,262	$3,262
Richard D. Maltsbarger(2)	450%	$3,262	$3,262

(1)	Mr. McDermott’s equity target increased from 400% to 450% for 2018 to align with market norms.

(2)	Mr. Maltsbarger’s equity target increased from 300% to 450% for 2018 due to his promotion to Chief Operating Officer effective February 3, 2018 and to align with market norms.

40	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Compensation Discussion and Analysis

2018 COMPENSATION ACTIONS

The Compensation Committee decided that the PSUs awarded in 2018 will be earned based on the Company’s RONCAA for the three-year performance period from fiscal 2018 to fiscal 2020 and the relative TSR modifier. RONCAA is computed by dividing the Company’s EBIT for the year by the average of the Company’s non-cash assets as of the beginning and end of the fiscal year. The return percentages for each fiscal year in the performance period will be averaged to yield a RONCAA measure for the three-year performance period. The

Compensation Committee believes strong RONCAA performance is aligned with creating long-term value for the Company’s shareholders. Specifically, RONCAA is a comprehensive long-term financial metric that incorporates both operating income and balance sheet performance in the calculation, incenting management to generate sustained profitable growth over time. This metric also incentivizes the effective allocation of capital toward future growth investments.

The chart below illustrates how the relative TSR modifier expands the PSU performance award to range from 34% of target at threshold performance to 200% of target at maximum performance:

	PSU Performance Level	Payout Percentage (% of Target Award)		Lowe’s 3-Year TSR Percentage Spread from S&P 500 Index	Modifier(1)		PSU Performance Level	Final Payout Opportunity (% of Target Award)(1)
PSUs	Maximum	150%		≥+20%	1.33x		Maximum	200%
Granted	Target	100%	x	0%	1.00x	=	Target	100%
	Threshold	50%		≤ (20)%	0.67x		Threshold	34%
	<Threshold	0%					<Threshold	0%

(1)	Performance between discrete points will be interpolated; TSR modifier cannot be lower than 0.67x or higher than 1.33x; if RONCAA is below threshold, there will be no payout.

2016 PSU Awards. The performance period for the PSUs awarded in 2016 (the “2016 PSUs”) ended on February 1, 2019, the last day of the 2018 fiscal year. The 2016 PSU awards were eligible to be earned based on the Company’s average RONCAA for fiscal years 2016 through 2018.

The target RONCAA goal for the PSUs awarded in 2016 was set higher than a majority of the peers’ historical RONCAA performance for each of the five preceding fiscal years. Based on the performance measures established by the Compensation Committee and the Company’s adjusted performance for the 2016-2018 performance period, 90.10% of the 2016 PSUs, as calculated below, were earned and converted to shares of Common Stock. For purposes of determining the Company’s RONCAA performance and the number of PSUs earned, the Compensation Committee made adjustments to exclude the (i) 120 basis point impact related to the 2016 acquisition of RONA, Inc., (ii) 45 basis point impact related to the $464 million loss on extinguishment of debt, (iii) 6 basis point impact from a one-time cash bonus pool for hourly associates of $65.8 million made in connection with the Tax Cuts and Jobs Act, (iv) 106 basis point impact from adjustments to Goodwill related to the RONA acquisition and (v) 85 basis point impact from impairments related to the divestitures of Orchard and Mexico and the wind-down of the Iris smart home platform, none of which were contemplated when the 2016 performance goals were set.

Performance Metric	Threshold	Target	Maximum	2016–2018 Adjusted Performance	TSR Modifier	Performance Goal Achievement (% of Target)
RONCAA	17.60%	20.10%	23.60%	19.57%	1.01	90.10%

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	41

Compensation Discussion and Analysis

2018 COMPENSATION ACTIONS

Benefit Restoration Plan

The Benefit Restoration Plan, adopted by the Company in August 2002, is intended to provide NEOs and other qualifying executives with benefits lost due to qualified plan limitations imposed by the Code that are equivalent to those received by all other employees under the Company’s qualified retirement plans. The Company makes matching contributions to each executive officer’s Benefit Restoration Plan account under the same matching contribution formula based on the executive’s elective contribution to the 401(k) Plan, regardless of the Code limitations.

Severance Arrangements

The Compensation Committee approved a severance plan for senior executives (the “Severance Plan”) in August 2018, that covers all current NEOs other than Mr. Ellison. The terms of the Severance Plan are described on page 54. Mr. Ellison’s severance entitlements are governed by the Ellison Offer Letter, the terms of which are described on page 54.

All NEOs are also parties to agreements that provide severance benefits in the context of a change-in-control of the Company (the “Change-in-Control Agreements”). The Change-in-Control Agreements are described on page 53.

Perquisites

Since 2010, NEOs and other qualifying executives have been eligible for an annual executive physical to assess overall health, screening and risk reviews for chronic diseases and other specialty consultations, which helps protect the investment we make in these key individuals, at either the Mayo Clinic Executive Health Program or Duke Executive Health Program. In addition, these executives are eligible for a reimbursement of up to $12,000 for financial and tax planning services.

The Company owns and operates business aircraft to allow employees to safely and efficiently travel for business purposes and to allow limited personal travel for certain executives. The corporate aircraft allows executive officers to be far more productive than commercial flights since the corporate aircraft provides a confidential, safe and productive environment in which to conduct business. The personal usage of the corporate aircraft by the President and Chief Executive Officer is currently capped at $200,000 of incremental cost per year.

42	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Compensation Discussion and Analysis

OTHER COMPENSATION POLICIES

V. OTHER COMPENSATION POLICIES

Compensation Risk Assessment

Each November, the Compensation Committee reviews an audit and analysis of the risk associated with the Company’s executive compensation program. In this review, the Compensation Committee considers the balance between pay components, measures of performance, plan caps, plan time horizons and over-lapping performance cycles, program design and other features that are designed to mitigate risk (e.g., stock ownership guidelines and clawback policy). The Compensation Committee believes the Company’s pay practices, stock ownership and holding requirements and clawback policies all discourage inappropriate risk taking by Company executives.

Stock Ownership Guidelines

The Compensation Committee strongly believes that executive officers should own appropriate amounts of Common Stock to align their interests with those of the Company’s shareholders. The Company’s 401(k) Plan, employee stock purchase plan and long-term incentive plan provide ample opportunity for executives to acquire Common Stock.

In November 2018, the Compensation Committee adopted revised stock ownership and retention guidelines for all senior executives in the Company based on peer benchmark data. Under the revised guidelines, (i) the multiple for the President and Chief Executive Officer was reduced from ten times to six times base salary to align with peer and market practice and (ii) the separate ownership guidelines for the Chief Operating Officer and Chief Customer Officer were removed due to the elimination of those positions under the new leadership structure. The ownership targets for Executive Vice Presidents and Senior Vice Presidents remained unchanged. The ownership targets under the new guidelines are as follows:

Position	Target Ownership (Multiple of Base Salary)

President and Chief Executive Officer	6.0x

Executive Vice Presidents	4.0x

Senior Vice Presidents	2.0x

The Compensation Committee reviews compliance with the guidelines annually at its March meeting. The Company determines the number of shares of Common Stock required to be held by each senior officer by dividing the ownership requirement (expressed as a dollar amount) by the average closing price of the Common Stock for the preceding fiscal year. Shares of Common Stock are counted towards ownership as follows:

•	All shares held or credited to a senior officer’s accounts under the Lowe’s 401(k), benefit restoration, deferred compensation and employee stock purchase plans;
•	All shares owned directly by the senior officer and his or her immediate family members residing in the same household;

•	50% of the number of vested and outstanding stock options; and

•	50% of the number of shares of unvested RSAs.

Senior officers may not sell the net shares resulting from a restricted stock or PSU vesting event or stock option exercise until the ownership requirement has been satisfied. Mr. McCanless and Mses. Weber and Mason are currently in compliance with the stock ownership guidelines, and all of the other current NEOs are working towards compliance.

Oversight of Executive Stock Ownership, No Hedging and Clawback of Incentive Compensation

The Compensation Committee has always supported transparent governance and compliance practices and protecting the interests of the Company’s shareholders. To strengthen the Company’s practices in these areas, the Company has (i) controls over executive equity awards and ownership and (ii) a policy requiring the Company to clawback incentive compensation in the event of a significant restatement of the Company’s financial results caused or substantially caused by the applicable executive officer’s fraud or intentional misconduct.

The Company prohibits any executive from:

•	Using Common Stock as collateral for any purpose, including in a margin account;

•	Engaging in short sales of Common Stock;

•	Engaging in any transaction involving the use of a financial instrument or other investment designed to hedge or offset any decrease in the market value of the Company’s securities or to leverage the potential return of a predicted price movement (up or down) in the Company’s securities; or

•	Entering standing purchase or sell orders for Common Stock except for a brief period of time during open window trading periods.

Trading in Common Stock, including stock held in an account under Lowe’s 401(k) Plan, by an executive and the executive’s immediate family members who reside with the executive or whose transactions are subject to the executive’s influence or control, is limited to open window trading periods designated by the Company’s General Counsel. In addition, all transactions by an executive involving Common Stock must be pre-cleared by the General Counsel.

The clawback policy is a part of the Company’s Corporate Governance Guidelines and requires the Board to review any incentive compensation that was provided to executive officers on the basis of the Company having met or exceeded specific

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	43

Compensation Discussion and Analysis

COMPENSATION COMMITTEE REPORT

performance goals during a performance period that is subject to a significant restatement of Company financial results. If (i) the incentive compensation would have been lower had it been based on the restated financial results and (ii) the Board determines that an executive officer engaged in fraud or intentional misconduct that caused or substantially caused the need for the restatement, then the Board is required, to the extent practicable, to seek to recover, for the benefit of the Company, the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the amount of compensation paid to the NEOs that may be deducted by the Company for federal income tax purposes in any fiscal year to $1 million. Prior to the Tax Cuts and Jobs Act of 2017, certain performance-based compensation approved by the Company’s shareholders and administered by a committee composed entirely of outside directors was not subject to the $1 million deduction limit. The Tax Cuts and Jobs Act removed the performance-based compensation exception for any agreements entered into after November 2, 2017. A large portion of our executive compensation, including our annual incentives and long-term incentive awards in the form of stock options and PSUs, were intended to qualify as performance-based compensation under Section 162(m) of the Code. Grants made after November 2, 2017, however, will no longer be subject to the performance based exception for the $1 million deduction limit under the Tax Cuts and Jobs Act of 2017.

Although the Compensation Committee has not adopted a formal policy that requires all compensation paid to the NEOs to be deductible, historically, the Compensation Committee has structured, whenever practical, compensation programs to make the compensation paid thereunder fully deductible. However, the Compensation Committee has always reserved the right to grant awards or enter into compensation arrangements under which payments were not deductible in order to promote corporate objectives and strategies that did not necessarily align with the requirements of Section 162(m) of the Code.

VI. COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019.

Eric C. Wiseman, Chair

David H. Batchelder

Angela F. Braly

Sandra B. Cochran

Brian C. Rogers

44	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Compensation Tables

Compensation Tables

Summary Compensation Table

This table shows the base salary, annual incentive compensation and all other compensation paid to the NEOs. The table also shows the grant date fair value of the stock and option awards made to the NEOs.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Current NEOs

Marvin R. Ellison President and Chief Executive Officer	2018	864,423	1,712,912	7,643,542	3,881,205	0	200,709	14,302,791

David R. Denton Executive Vice President, Chief Financial Officer	2018	195,673	1,000,000	890,406	879,205	71,815	69,547	3,106,646

Joseph McFarland III Executive Vice President, Stores	2018	360,577	875,000	1,225,112	1,222,220	0	52,843	3,735,752

Jennifer L. Weber Executive Vice President, Human Resources	2018	615,000	200,000	1,342,653	459,309	166,850	60,567	2,844,379
	2017	561,000	0	1,567,511	210,604	456,087	34,884	2,830,086
	2016	500,930	0	1,653,963	743,969	364,231	26,384	3,289,477

Ross W. McCanless Executive Vice President, General Counsel and Corporate Secretary	2018	615,000	200,000	1,342,653	459,309	166,850	47,002	2,830,814
	2017	561,000	0	1,147,418	210,604	456,087	41,871	2,416,979
	2016	545,000	0	1,243,923	416,656	396,275	48,270	2,650,124

Former and Interim NEOs

Robert A. Niblock Former Chairman of the Board, President and Chief Executive Officer	2018	552,724	0	7,068,689	2,418,281	332,909	165,889	10,538,492
	2017	1,300,000	0	6,422,849	1,179,070	2,051,621	255,118	11,208,658
	2016	1,300,000	0	6,922,556	2,319,098	1,925,716	202,649	12,670,019

Marshall A. Croom Former Chief Financial Officer	2018	500,947	0	1,560,971	533,896	130,563	57,464	2,783,841
	2017	675,000	0	1,544,907	417,717	548,768	44,508	3,230,900

Tiffany L. Mason Former Interim Chief Financial Officer Current Senior Vice President, Corporate Finance & Treasurer	2018	352,000	50,000	254,404	79,622	88,253	34,252	858,531

Michael P. McDermott Former Chief Customer Officer	2018	581,318	0	2,373,464	812,123	168,111	233,979	4,168,995
	2017	675,000	0	2,107,496	605,243	595,701	46,662	4,030,102

Richard D. Maltsbarger Former Chief Operating Officer	2018	320,276	0	2,373,464	812,123	94,004	406,857	4,006,724

(1)

Mr. Ellison joined the Company as President and Chief Executive Officer, and Mr. Niblock retired as Chairman of the Board, President & Chief Executive Officer, in each case on July 2, 2018. Mr. Croom retired as Chief Financial Officer on October 5, 2018. As part of the CFO transition, Ms. Mason was appointed as Interim Chief Financial Officer, effective from October 5, 2018 until Mr. Denton joined the Company as Executive Vice President, Chief Financial Officer on November 19, 2018, at which point Ms. Mason resumed her role as Senior Vice President, Corporate Finance and Treasurer. Mr. McFarland joined the Company as Executive Vice President, Stores on August 15, 2018. Mr. Maltsbarger left the Company on July 6, 2018 and Mr. McDermott left the Company on November 6, 2018. Because Mr. Maltsbarger and Ms. Mason were only NEOs in fiscal 2018 (and not in the prior fiscal years), no disclosure is included for fiscal 2017 or fiscal 2016.

(2)

The amount reported in this column for Mr. Ellison represents the guaranteed payout of his annual bonus target, which was subject to the development and approval by the Board of certain strategic plans, prorated based on the number of days worked for the Company during fiscal 2018, as discussed on page 39. The amount reported in this column for Mr. McFarland represents a guaranteed annual bonus amount of $375,000 and a sign-on bonus of $500,000 provided under his respective offer letter. The amount reported for Mr. Denton represents a sign-on

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	45

Compensation Tables

bonus of $1,000,000 provided under his respective offer letter. The amount reported in this column for Ms. Mason represents a discretionary bonus paid in consideration for her critical role as the Interim Chief Financial Officer. The amounts reported for Ms. Weber and Mr. McCanless represent discretionary bonuses paid in recognition of their performance during a critical period of leadership transition.

(3)

The value of the stock and option awards presented in the table equals the grant date fair value of the awards for financial reporting purposes (excluding the effect of estimated forfeitures) computed in accordance with FASB ASC Topic 718. For financial reporting purposes, the Company determines the fair value of a stock or option award accounted for as an equity award on the grant date. The Company recognizes expense for a stock or option award over the vesting period of the award. PSUs are expensed over the vesting period based on the probability of achieving the performance goal, with changes in expectations recognized as an adjustment in the period of the change. NEOs receive dividends on unvested shares of time-vested RSAs during the vesting period. Dividends are not paid or accrued on unearned PSUs. The right to receive dividends has been factored into the determination of the fair values used in the amounts presented above.

See Note 12, “Accounting for Share-Based Payments,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended February 1, 2019 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in calculating the grant date fair values.

(4)

The amounts reported in this column include the sum of the grant date fair values of PSU awards and RSAs. The PSUs will be earned based on the Company’s RONCAA over a three-year performance period, and a relative TSR modifier. The PSUs are accounted for as equity awards. The 2018 stock awards amounts include the following grant date fair values of the PSUs: Mr. Ellison — $2,777,659; Mr. Niblock — $4,640,110; Mr. Croom — $1,024,671; Ms. Mason — $167,277; Mr. McDermott — $1,558,017; Mr. Maltsbarger — $1,558,017; Ms. Weber — $881,637; and Mr. McCanless — $881,637. The grant date fair values of the PSUs, assuming the maximum number of shares would be earned at the end of the three-year performance period, would have been: Mr. Ellison — $5,541,425; Mr. Niblock — $9,256,947; Mr. Croom — $2,044,170; Ms. Mason — $333,664; Mr. McDermott — $3,108,195; Mr. Maltsbarger — $3,108,195; Ms. Weber — $1,758,830; and Mr. McCanless — $1,758,830. Mr. Denton and Mr. McFarland were not granted any PSUs in 2018.

(5)

The amounts shown in this column reflect payments made under the Lowe’s Annual Incentive Award plan which paid out below target based on performance achievement described in more detail on pages 38-39. Payouts for Mr. Denton as well as for former executives Messrs. Niblock, Croom, McDermott and Maltsbarger were also prorated based on the number of days of employment during the 2018 fiscal year.

(6)	Amounts presented consist of the following for the 2018 fiscal year:

	Company Matching Contributions to:
Name	401(k) Plan ($)	Benefit Restoration Plan ($)	Reimbursement of Tax and Financial Planning Costs ($)	Personal Use of Corporate Aircraft ($)	Cost of Company Required Physical Exam ($)	Relocation(i) ($)	Severance(ii) ($)	Total ($)
Mr. Ellison	0	0	0	111,467	0	89,242	0	200,709
Mr. Denton	0	0	0	0	0	69,547	0	69,547
Mr. McFarland III	0	0	0	7,065	0	45,778	0	52,843
Ms. Weber	9,942	35,535	12,000	0	3,090	0	0	60,567
Mr. McCanless	2,171	43,306	1,525	0	0	0	0	47,002
Mr. Niblock	5,312	106,435	12,000	35,626	6,516	0	0	165,889
Mr. Croom	979	44,185	10,200	0	2,100	0	0	57,464
Ms. Mason	2,200	23,052	7,500	0	1,500	0	0	34,252
Mr. McDermott	8,377	42,198	0	0	2,100	0	181,304	233,979
Mr. Maltsbarger	9,088	23,269	12,000	0	0	0	362,500	406,857

All amounts presented above, other than the amount for personal use of corporate aircraft, equal the actual cost to the Company of the particular benefit or perquisite provided. The amount presented for personal use of corporate aircraft is equal to the incremental cost to the Company of such use. Incremental cost includes fuel, landing and ramp fees and other variable costs directly attributable to personal use. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft. Relocation amounts for Messrs. Ellison, Denton and McFarland include expenses and gross up for taxes through November 31, 2018.

(i)

Messrs. Ellison, Denton and McFarland were provided relocation assistance in connection with their hiring. The relocation assistance provided is generally comparable to the relocation program provided as a benefit to other executives who relocate. Items in this column include expenses through November 31, 2018 including the following tax gross ups: Mr. Ellison — $39,619; Mr. Denton — $34,162; and — Mr. McFarland $20,120. The remainder of relocation expenses and gross up taxes will be reported on the 2019 Proxy Statement.

(ii)

Amounts in this column represent the severance amounts that were paid during fiscal year 2018 to Mr. McDermott under his Retention Agreement dated July 9, 2018 and to Mr. Maltsbarger under his Release and Separation Agreement dated July 20, 2018.

46	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Compensation Tables

Grants of Plan-Based Awards

This table presents the potential annual incentive awards the NEOs were eligible to earn in fiscal 2018, the stock options, RSAs and PSUs awarded to the NEOs in fiscal 2018 and the grant date fair value of those awards.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Current NEOs
Mr. Ellison			1,712,912	1,712,912	3,425,824
	7/2/2018	5/20/2018				9,644	28,790	57,436				2,777,659
	7/2/2018	5/20/2018								166,240	94.87	3,881,205
	7/2/2018	5/20/2018							51,290			4,865,882
Mr. Denton			59,560	238,238	476,477
	1/2/2019	11/8/2018								40,700	92.27	879,205
	1/2/2019	11/8/2018							9,650			890,406
Mr. McFarland III			375,000	375,000	712,912
	10/1/2018	8/16/2018								43,810	114.07	1,222,220
	10/1/2018	8/16/2018							10,740			1,225,112
Ms. Weber			138,375	553,500	1,107,000
	4/2/2018	3/22/2018				3,654	10,910	21,765				881,637
	4/2/2018	3/22/2018								22,600	84.59	459,309
	4/2/2018	3/22/2018							5,450			461,016
Mr. McCanless			138,375	553,500	1,107,000
	4/2/2018	3/22/2018				3,654	10,910	21,765				881,637
	4/2/2018	3/22/2018								22,600	84.59	459,309
	4/2/2018	3/22/2018							5,450			461,016
Former and Interim NEOs
Mr. Niblock			276,099	1,104,396	2,208,791
	4/2/2018	3/22/2018				19,235	57,420	114,552				4,640,110
	4/2/2018	3/22/2018								118,990	84.59	2,418,281
	4/2/2018	3/22/2018							28,710			2,428,579
Mr. Croom			108,281	433,125	866,250
	4/2/2018	3/22/2018				4,247	12,680	25,296				1,024,671
	4/2/2018	3/22/2018								26,270	84.59	533,896
	4/2/2018	3/22/2018							6,340			536,301
Ms. Mason			132,000	264,000	528,000
	4/2/2018	3/22/2018				693	2,070	4,129				167,277
	4/2/2018	3/22/2018								4,290	84.59	79,622
	4/2/2018	3/22/2018							1,030			87,128
Mr. McDermott			139,423	557,692	1,115,385
	4/2/2018	3/22/2018				6,458	19,280	38,463				1,558,017
	4/2/2018	3/22/2018								39,960	84.59	812,123
	4/2/2018	3/22/2018							9,640			815,448
Mr. Maltsbarger			77,962	311,849	623,699
	4/2/2018	3/22/2018				6,458	19,280	38,463				1,558,017
	4/2/2018	3/22/2018								39,960	84.59	812,123
	4/2/2018	3/22/2018							9,640			815,448

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	47

Compensation Tables

(1)

The NEOs are eligible to earn annual incentive compensation under the Company’s annual incentive plan for each fiscal year based on the Company’s achievement of one or more performance measures established at the beginning of the fiscal year by the Compensation Committee. For the 2018 fiscal year ended February 1, 2019, the performance measures selected by the Compensation Committee were the Company’s operating income (weighted 60%), sales (weighted 25%) and strategic initiatives (weighted 15%). The performance levels for the performance measures, the Company’s actual performance and the amounts earned by the NEOs for the 2018 fiscal year, which have been prorated, if applicable, based on the number of days worked for the Company, are shown beginning on page 38. Mr. Ellison’s fiscal year 2018 bonus was guaranteed at no less than target, subject to the development and approval by the Board of certain strategic plans and prorated for days worked for the Company in the fiscal year. Mr. McFarland’s fiscal year 2018 bonus was guaranteed at $375,000, and the maximum payout number represents a 200% payout prorated for days worked for the Company during the fiscal year. The amounts earned by the NEOs are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 45.

(2)

The PSUs reported in this column are earned based on the Company’s RONCAA over a three-year performance period and a relative TSR modifier. No dividends will accrue or be paid on the PSUs during the three-year performance period. The terms of the PSUs are described in more detail beginning on page 41. Mr. Ellison’s PSU grant was prorated based on his start date.

(3)

The time-vested RSAs vest on the third anniversary of the grant date or, if earlier, the date the NEO terminates employment due to death or disability or in the case of Mr. Niblock, in the event of retirement with the approval of the Board, per his agreement. For other NEOs who meet the retirement provisions of the applicable RSA grant agreements, their awards will vest upon retirement but will not be transferred to the NEO until the original vesting date of the award. Retirement for this purpose is defined as termination of employment with the approval of the Board on or after the date the NEO has satisfied an age and service requirement, provided the NEO has given the Board advance notice of such retirement. Messrs. Niblock and Croom have satisfied the age, service and notification requirements for retirement specified in their award agreements and their retirement was approved by the Board. Therefore, Mr. Niblock’s unvested RSAs vested and the underlying shares were immediately transferred to Mr. Niblock upon retirement and Mr. Croom’s unvested RSAs vested upon his retirement and the underlying shares will be transferred to Mr. Croom on the original vesting dates of the RSAs. Messrs. Ellison, Denton, McFarland and McCanless and Mses. Weber and Mason will satisfy the age and service requirement for retirement once their age in addition to years of service equals at least 70; provided the NEO is at least 55 years old. Messrs. McDermott and Maltsbarger did not satisfy the age and service requirements for retirement so their unvested RSAs were cancelled upon the termination of their employment. Messrs. Ellison, Denton and McFarland received prorated new hire equity awards based on their start date with the Company. Messrs. Ellison and McFarland each received an additional grant in 2018 of RSAs and options to replace some of the value of equity awards they forfeited from their previous employers. The NEOs receive all cash dividends paid with respect to the RSA shares included in the stock awards during the vesting period.

(4)

All options have a 10-year term and an exercise price equal to the closing price of the Common Stock on the grant date. The options vest in three annual installments on each of the first three anniversaries of the grant date or, if earlier, the date the NEO terminates employment due to death or disability or, in the case of Mr. Niblock, in the event of retirement with approval of the Board and remain exercisable until their expiration dates. The options granted to all other NEOs will become exercisable in the event of retirement as defined in the applicable grant agreement in accordance with the original three-year vesting schedule and remain exercisable until their expiration dates. Messrs. Niblock and Croom satisfied the age, service and notification requirements for retirement specified in their award agreements and their retirement was approved by the Board therefore, Mr. Niblock’s options became immediately exercisable and Mr. Croom’s options will become exercisable in accordance with their normal vesting schedule. Messrs. McDermott and Maltsbarger did not satisfy the age and service requirements for retirement so their unvested options were cancelled upon the termination of their employment.

48	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

This table presents information about unearned or unvested stock and option awards held by the NEOs on February 1, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Current NEOs

Mr. Ellison	—	166,240(4)	94.87	7/2/2028	51,290	4,980,772	19,145	1,859,171

Mr. Denton	—	40,700(5)	92.27	1/2/2029	9,650	937,112	—	—

Mr. McFarland III	—	43,810(6)	114.07	10/1/2028	10,740	1,042,961	—	—

Ms. Weber	12,060	6,030(7)	76.50	4/1/2026	24,210	2,351,033	28,281	2,746,368

	17,634	8,816(8)	71.31	9/15/2026

	3,620	7,240(9)	82.21	4/1/2027

	—	22,600(10)	84.59	4/2/2028

Mr. McCanless	25,760	—	69.44	9/15/2025	13,740	1,334,291	28,281	2,746,368

	17,634	8,816(8)	71.31	9/15/2026

	3,620	7,240(9)	82.21	4/1/2027

	—	22,600(10)	84.59	4/2/2028

Former and Interim NEOs

Mr. Niblock	168,000	—	38.38	3/1/2023	—	—	155,409	15,091,768

	257,000	—	53.13	9/15/2024

	147,430	—	69.44	9/15/2025

	147,220	—	71.31	9/15/2026

	60,800	—	82.21	4/1/2027

	118,990	—	84.59	4/2/2028

Mr. Croom	13,500	—	38.38	3/1/2023	—	—	24,883	2,416,388

	19,000	—	53.13	9/15/2024

	12,260	—	69.44	9/15/2025

	10,247	5,123(8)	71.31	9/15/2026

	7,180	14,360(9)	82.21	4/1/2027

	—	26,270(10)	84.59	4/2/2028

Ms. Mason	4,610	—	69.44	9/15/2025	2,680	260,255	5,272	511,964

	3,634	1,816(8)	71.31	9/15/2026

	657	1,313(9)	82.21	4/1/2027

	—	4,290(10)	84.59	4/2/2028

Mr. McDermott	—	—	—	—	—	—	—	—

Mr. Maltsbarger	—	—	—	—	—	—	—	—

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	49

Compensation Tables

(1)	The unvested restricted stock awards vest as follows:

	4/1/2019	9/15/2019	4/1/2020	4/2/2021	7/2/2021	10/1/2021	1/2/2022	Total

Mr. Ellison	—	—	—	—	51,290	—	—	51,290

Mr. Denton	—	—	—	—	—	—	9,650	9,650

Mr. McFarland III	—	—	—	—	—	10,740	—	10,740

Ms. Weber	5,360	5,730	7,670	5,450	—	—	—	24,210

Mr. McCanless	—	5,730	2,560	5,450	—	—	—	13,740

Mr. Niblock	—	—	—	—	—	—	—	—

Mr. Croom	—	—	—	—	—	—	—	—

Ms. Mason	—	1,180	470	1,030	—	—	—	2,680

Mr. McDermott	—	—	—	—	—	—	—	—

Mr. Maltsbarger	—	—	—	—	—	—	—	—

(2)	Amount is based on the closing market price of the Company’s Common Stock on February 1, 2019 of $97.11.

(3)

The number of unearned PSUs in this column is based on the Company’s performance during the 2016, 2017 and 2018 fiscal years and equals (i) the target number of PSUs that may be earned based on the Company’s RONCAA during the 2016 through 2018 fiscal year period after applying the maximum TSR modifier, (ii) the minimum number of PSUs that may be earned based on the Company’s RONCAA during the 2017 through 2019 fiscal year period after applying the maximum relative TSR modifier, and (iii) the minimum number of PSUs that may be earned based on the Company’s RONCAA during the 2018 through 2020 fiscal year period after applying the maximum relative TSR modifier. No dividends are paid or accrued on unearned PSUs.

(4)	These options vest in three annual installments on July 2, 2019, July 2, 2020 and July 2, 2021.

(5)	These options vest in three annual installments on January 2, 2020, January 2, 2021 and January 2, 2022.

(6)	These options vest in three annual installments on October 1, 2019, October 1, 2020 and October 1, 2021.

(7)	These options vest on April 1, 2019.

(8)	These options vest on September 15, 2019.

(9)	These options vest in two annual installments on April 1, 2019 and April 1, 2020.

(10)	These options vest in three annual installments on April 2, 2019, April 2, 2020 and April 2, 2021.

Option Exercises and Stock Vested at Fiscal Year-End

This table presents information about stock options exercised by the NEOs and the number and the value of the NEOs’ stock awards that vested during the 2018 fiscal year.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Name	(#)	($)	(#)	($)

Current NEOs

Mr. Ellison	—	—	—	—

Mr. Denton	—	—	—	—

Mr. McFarland III	—	—	—	—

Ms. Weber	—	—	—	—

Mr. McCanless	—	—	13,575	1,390,654

Former and Interim NEOs

Mr. Niblock	159,000	11,876,300	152,671	14,241,455

Mr. Croom	13,500	1,028,998	21,210	2,280,418

Ms. Mason	7,950	487,684	2,171	226,317

Mr. McDermott	70,654	3,160,300	8,577	883,855

Mr. Maltsbarger	29,484	1,174,783	3,557	312,127

50	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Compensation Tables

Nonqualified Deferred Compensation

The Company sponsors three non-qualified deferred compensation plans for the benefit of senior management employees: the Benefit Restoration Plan (the “BRP”), the Cash Deferral Plan (the “CDP”) and the Deferred Compensation Program (the “DCP”).

Benefit Restoration Plan

The BRP allows a senior management employee to defer receipt of the difference between (i) 6% of the sum of base salary and annual incentive plan compensation and (ii) the amount the employee is allowed to contribute to the Company’s tax-qualified 401(k) Plan. The deferred amounts are credited to the employee’s BRP account. The Company makes matching contributions to the employee’s BRP account under the same matching contribution formula that applies to employee contributions to the 401(k) Plan. An employee’s account under the BRP is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the BRP after February 1, 2003 to be deemed to be invested in Common Stock. An employee may elect to change the investment of the employee’s BRP account as frequently as each business day. An employee’s account under the BRP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment.

Cash Deferral Plan

The CDP allows a senior management employee to elect to defer receipt of up to 80% of his or her base salary, annual incentive plan compensation and certain other bonuses. The deferred amounts are credited to the employee’s CDP account. The Company does not make any contributions to the CDP. An employee’s CDP account is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the CDP to be deemed to be invested in Common Stock. An employee may elect to change the investment of the employee’s CDP account as frequently as each business day. An employee’s account under the CDP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment. In addition, an employee may elect to have a portion of the employee’s deferrals segregated into a separate sub-account that is paid at a date elected by the employee so long as the date is at least five years from the date of the employee’s deferral election.

Deferred Compensation Program

Prior to January 1, 2009, the DCP required the deferral of any long-term incentive compensation payable to a NEO to the extent the compensation would not be deductible for federal income tax purposes under Section 162(m) of the Code. The DCP also allowed executives to elect prior to January 1, 2005 to defer receipt of stock awards and gains from the exercise of stock options. The Company does not make any contributions to the DCP invested in shares of Common Stock. Any dividends that would have been paid on shares of Common Stock credited to an executive’s DCP account are deemed to be reinvested in additional shares of Common Stock. The aggregate earnings on an executive’s DCP account shown in the table below are attributable solely to fluctuations in the value of Common Stock and dividends paid with respect to Common Stock. Shares of Common Stock credited to an executive’s DCP account that are attributable to mandatory deferrals are paid to the executive when the distribution is fully deductible by the Company for federal income tax purposes. Shares of Common Stock credited to an executive’s DCP account that are attributable to pre-2005 elective deferrals are paid in accordance with the executive’s election in a lump sum or five annual installments after the executive’s termination of employment or attainment of a specified age.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	51

Compensation Tables

The following table presents information about the amounts deferred by the NEOs under the Company’s three deferred compensation plans.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

Current NEOs

Mr. Ellison	BRP	0	0	0	0	0
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

Mr. Denton	BRP	0	0	0	0	0
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

Mr. McFarland III	BRP	0	0	0	0	0
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

Ms. Weber	BRP	46,667	35,535	(813)	0	131,124
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

Mr. McCanless	BRP	60,008	43,306	1,498	0	261,869
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

Former and Interim NEOs

Mr. Niblock	BRP	150,034	106,435	(500,222)	9,602,111	0
	CDP	0	0	0	0	0
	DCP	0	0	(2,005,602)	21,867,679	10,200,730

Mr. Croom	BRP	62,158	44,185	(30,979)	0	1,646,091
	CDP	169,585	0	(31,556)	0	1,720,468
	DCP	0	0	0	0	0

Ms. Mason	BRP	32,412	23,052	(1,733)	0	85,097
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

Mr. McDermott	BRP	59,573	42,198	(1,335)	0	160,747
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

Mr. Maltsbarger	BRP	32,850	23,269	(34,556)	430,348	0
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

52	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Compensation Tables

(1)

The amounts presented in this column are elective deferrals made by the NEOs from base salary paid during the 2018 fiscal year and annual incentive awards paid to the NEOs in March 2018 for the 2017 fiscal year. Of the amounts presented in this column, the following amounts have been reported in the “Salary” column for 2018 of the Summary Compensation Table of this Proxy Statement: Ms. Weber – $29,804; Mr. McCanless – $31,223; Mr. Niblock – $23,844; Mr. Croom – $59,975; Ms. Mason – $17,059; Mr. McDermott – $29,023; and Mr. Maltsbarger – $13,361.

(2)

The amounts presented in this column are matching contributions made by the Company with respect to deferrals from base salary paid to the NEOs during the 2018 fiscal year and annual incentive awards paid to the NEOs in March 2018 for the 2017 fiscal year.

(3)

None of the earnings credited under the three deferred compensation plans are considered above-market earnings under the proxy statement disclosure rules of the SEC. Accordingly, none of the amounts presented in this column have been included in the Summary Compensation Table or the proxy statement for any previous annual meeting.

(4)

Of the amounts presented in this column, the following amounts have been reported in the Summary Compensation Table of the Company’s proxy statements for all prior years starting with 2006 when the compensation disclosure rules were revised to include the current form of the Summary Compensation Table: Ms. Weber – $46,444 under the BRP; Mr. McCanless – $146,431 under the BRP; Mr. Niblock – $2,681,261 under the BRP and $347,137 under the DCP; Mr. Croom – $92,577 under the BRP; and Mr. McDermott – $55,882 under the BRP.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into Change-in-Control Agreements with each of the current NEOs and certain other senior officers of the Company. The agreements provide for certain benefits if the Company experiences a change-in-control followed by termination of the executive’s employment within 24 months following such change-in-control:

•	by the Company’s successor without cause, which means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates; or

•	by the executive for certain reasons, including a downgrading of the executive’s position.

The following describes the material provisions of the Change-in-Control Agreements that we have entered into with our NEOs that remain employed by the Company. Messrs. Ellison, Denton, McFarland and McCanless and Ms. Weber are Tier 1 Officers and Ms. Mason is a Tier 2 Officer. All of the agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.

	Tier 1 Officers	Tier 2 Officers
Accrued Obligations	The NEO receives the sum of (1) the executive’s annual base salary through date of separation and (2) any accrued vacation pay to the extent not paid.

Severance Benefit	The NEO receives 2.99 times the sum of the present value of the NEO’s annual base salary, annual incentive compensation (as calculated pursuant to the agreement) and welfare insurance costs.	The NEO receives 2 times the sum of the present value of the NEO’s annual base salary, annual incentive compensation (as calculated pursuant to the agreement) and welfare insurance costs.

No Tax Gross-Up

There are no effective provisions for an excise tax gross-up. Instead, change-in-control payments will be subject to a provision, whereby the executives will receive either the original amount of the payment or a reduced amount, depending on the amount that will provide them a greater after-tax benefit.

Legal Fees	All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.

Restrictive Covenants

The Change-in-Control Agreements include restrictive covenants including, but not limited to, a covenant not to compete against the Company for the longer of (a) two years following termination of employment and (b) the period following the termination of employment during which Company equity awards held by the NEO continue to vest and a covenant not to solicit Company employees or customers for two years following termination of employment.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	53

Compensation Tables

The Company’s long-term incentive plan provides that, if within one year after a change-in-control, an executive’s employment is terminated by the Company without cause or by the executive for good reason (as defined in the Change-in-Control Agreement), then all outstanding stock options will become fully exercisable and all outstanding RSAs will become fully vested. In the event of a change-in-control of the Company, the performance periods for all outstanding PSUs will terminate as of the end of the fiscal quarter preceding the change-in-control and the PSUs will be earned based on Company performance through that date. Under the terms of stock option, RSA and PSU award agreements, the executive is subject to a covenant not to compete against the Company for two year following termination of employment and will forfeit awards or be required to repay the Company certain amounts with respect to awards in the event of breach.

Executive Vice Presidents covered by the Severance Plan who experience a Qualified Termination (as defined in the Severance Plan) of employment are, subject to the terms of the Severance Plan, eligible to receive a benefit consisting of (i) cash severance equal to two times the sum of their annual base salary and target annual bonus to be paid in installments over 24 months in accordance with the Company’s normal payroll practices, (ii) continued participation in the employee health care plan maintained by the Company upon the same terms and conditions in effect for active employees until the earlier of the second anniversary of such termination or the date the Executive Vice President becomes covered under another employer’s health care plan and (iii) up to one year of company-paid outplacement services. Payments made pursuant to the Severance Plan shall be reduced, in whole or in part, by all compensation received by or payable to the Executive Vice President for services rendered in any capacity to any third party during the severance period, with the exception of any compensation received for service on a board of directors or similar arrangement that existed on the termination date.

Senior Vice Presidents covered by the Severance Plan who experience a Qualified Termination of employment are, subject to the terms of the Severance Plan, eligible to receive a benefit consisting of (i) severance equal to the sum of their annual base salary and target annual bonus to be paid in installments over 12 months in accordance with the Company’s normal payroll practices, (ii) continued participation in the employee health care plan maintained by the Company upon the same terms and conditions in effect for active employees until the earlier of the first anniversary of such termination or the date the Senior Vice President becomes covered under another employer’s health care plan and (iii) up to one year of company-paid outplacement services.

In the event Mr. Ellison’s employment with the Company is terminated involuntarily other than for Cause (as defined in the Ellison Offer Letter), and subject to the terms of the Ellison Offer Letter, Mr. Ellison is entitled to receive severance payments equal to two times the sum of his annual base salary and target annual bonus to be paid over 24 months in accordance with the Company’s normal payroll practices.

The following table shows the amounts payable to the NEOs in the event their employment terminated at the end of the 2018 fiscal year due to their resignation, death, disability or retirement and the amounts payable under the Severance Plan, the Change-in-Control Agreements and the long-term incentive plan if a change-in-control of the Company had occurred at the end of the fiscal year and/or the NEOs’ employment was terminated by the Company without cause or by the NEO for good reason (as defined in the Change-in-Control Agreements) on February 1, 2019.

Mr. McDermott entered into a Retention Agreement dated July 9, 2018 (the “McDermott Retention Agreement”) that stated that after a transition period ending on November 6, 2018, his employment would terminate and he would receive severance in the gross amount of 18 months of salary at his last rate of pay, payable in 12 equal installments, subject to execution of a general release and restrictive covenants, including a covenant not to compete. His agreement also provided for payment of his 2018 annual incentive award on a pro-rata basis, as well as eligibility for outplacement services. Mr. Maltsbarger entered into a Release and Separation Agreement dated July 20, 2018 (the “Maltsbarger Separation Agreement”) that provided for severance pay in the amount of $725,000 to be paid in 12 equal installments subject to execution of a general release and restrictive covenants, including a covenant not to compete. His agreement also provided for payment of his 2018 annual incentive award on a pro-rata basis, as well as eligibility for outplacement services.

54	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Compensation Tables

Name and Benefit	Voluntary Resignation ($)	Death ($)	Disability ($)	Retirement(1) ($)	Qualified Termination ($)(2)	Change of Control ($)	Change of Control and Qualifying Termination ($)
Current NEOs
Mr. Ellison
Severance(3)	0	0	0	0	8,700,000	0	12,435,258
Stock Options(4)	0	372,378	372,378	0	0	0	372,378
Restricted Stock Awards(4)	0	4,980,772	4,980,772	0	0	0	4,980,772
Performance Shares Units(5)	0	0	0	0	0	0	0
Welfare Benefits(6)	0	0	0	0	0	0	62,303
Total	0	5,353,150	5,353,150	0	8,700,000	0	17,850,710
Mr. Denton
Severance(3)	0	0	0	0	4,162,500	0	5,950,693
Stock Options(4)	0	196,988	196,988	0	0	0	196,988
Restricted Stock Awards(4)	0	937,112	937,112	0	0	0	937,112
Performance Shares Units(5)	0	0	0	0	0	0	0
Welfare Benefits(6)	0	0	0	0	26,627	0	55,288
Total	0	1,134,100	1,134,100	0	4,189,127	0	7,140,080
Mr. McFarland III
Severance(3)	0	0	0	0	3,000,000	0	4,289,172
Stock Options	0	0	0	0	0	0	0
Restricted Stock Awards(4)	0	1,042,961	1,042,961	0	0	0	1,042,961
Performance Shares Units	0	0	0	0	0	0	0
Welfare Benefits(6)	0	0	0	0	24,822	0	60,929
Parachute Payments Reduced(7)	0	0	0	0	0	0	(1,070,299)
Total	0	1,042,961	1,042,961	0	3,024,822	0	4,322,763
Ms. Weber
Severance(3)	0	0	0	0	2,337,000	0	3,341,407
Stock Options(4)	0	742,559	742,559	0	0	0	742,559
Restricted Stock Awards(4)	0	2,351,033	2,351,033	0	0	0	2,351,033
Performance Shares Units(5)	0	935,266	935,266	0	0	935,266	935,266
Welfare Benefits(6)	0	0	0	0	28,110	0	57,410
Total	0	4,028,859	4,028,859	0	2,365,110	935,266	7,427,675
Mr. McCanless
Severance(3)	0	0	0	0	2,337,000	0	3,341,407
Stock Options(4)	0	618,281	618,281	0	0	0	618,281
Restricted Stock Awards(4)	0	1,334,291	1,334,291	0	0	0	1,334,291
Performance Shares Units(4)	0	935,266	935,266	0	0	935,266	935,266
Welfare Benefits(3)	0	0	0	0	24,822	0	62,303
Parachute Payments Reduced(7)	0	0	0	0	0	0	(97,281)
Total	0	2,887,839	2,887,839	0	2,361,822	935,266	6,194,267

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	55

Compensation Tables

Name and Benefit	Voluntary Resignation ($)	Death ($)	Disability ($)	Retirement(1) ($)	Qualified Termination ($)(2)	Change of Control ($)	Change of Control and Qualifying Termination ($)
Former and Interim NEOs
Mr. Niblock
Severance	0	0	0	0	0	0	0
Stock Options	0	0	0	5,298,391	0	0	0
Restricted Stock Awards	0	0	0	11,253,479	0	0	0
Performance Shares Units(5)	0	0	0	5,084,224	0	0	0
Welfare Benefits	0	0	0	0	0	0	0
Total	0	0	0	21,636,094	0	0	0
Mr. Croom
Severance	0	0	0	0	0	0	0
Stock Options	0	0	0	1,252,898	0	0	0
Restricted Stock Awards	0	0	0	1,618,665	0	0	0
Performance Shares Units(5)	0	0	0	614,018	0	0	0
Welfare Benefits	0	0	0	0	0	0	0
Total	0	0	0	3,485,581	0	0	0
Ms. Mason
Severance(3)	0	0	0	0	616,000	0	1,178,343
Stock Options(4)	0	120,127	120,127	0	0	0	120,127
Restricted Stock Awards(4)	0	260,255	260,255	0	0	0	260,255
Performance Shares Units(5)	0	174,992	174,992	0	0	174,992	174,992
Welfare Benefits(6)	0	0	0	0	1,541	0	2,950
Total	0	555,374	555,374	0	617,541	174,992	1,736,667
Mr. McDermott(8)
Severance(3)	0	0	0	0	1,255,611	0	0
Stock Options	0	0	0	0	0	0	0
Restricted Stock Awards	0	0	0	0	0	0	0
Performance Shares Units	0	0	0	0	0	0	0
Welfare Benefits	0	0	0	0	0	0	0
Total	0	0	0	0	1,255,611	0	0
Mr. Maltsbarger(9)
Severance(3)	0	0	0	0	819,004	0	0
Stock Options	0	0	0	0	0	0	0
Restricted Stock Awards	0	0	0	0	0	0	0
Performance Shares Units	0	0	0	0	0	0	0
Welfare Benefits	0	0	0	0	0	0	0
Total	0	0	0	0	819,004	0	0

(1)

Mr. Niblock and Mr. Croom retired on July 2, 2018 and October 5, 2018, respectively. No other NEOs were eligible for retirement as of the end of the fiscal year 2018. Mr. Niblock’s restricted stock awards and stock options became fully vested due to his retirement based on the closing market price of our Common Stock on July 2, 2018 of $94.87. Outstanding PSUs will be earned based on actual performance at the end of the performance period. Mr. Croom’s restricted stock awards became fully vested due to his retirement based on the closing market price of our Common Stock on October 5, 2018 of $109.74. The stock options continue to vest, and the estimated value is based on the closing market price of October 5, 2018.

(2)

The Board approved a new severance plan on August 16, 2018, described in more detail on page 54, which covers all NEOs below the CEO, other than Mr. McDermott and Mr. Maltsbarger whose severance agreements were individually negotiated prior to implementation of the new plan. Mr. Ellison’s severance entitlements are governed by the Ellison Offer Letter, described in more detail on page 54. For Mr. Ellison this represents an involuntary termination of employment other than for cause (as defined in the Ellison Offer Letter) and for each other NEO this represents a Qualified Termination under the Severance Plan.

(3)

The amounts presented are payable as follows: (i) in the case of a Qualified Termination of Messrs. Ellison, Denton, McFarland or McCanless or Ms. Weber, in equal installments in accordance with the Company’s payroll practices for 24 months; (ii) in the Case of a Qualified Termination of Ms. Mason, in equal installments in accordance with the Company’s payroll practices for 12 months; and (iii) in the case of Messrs. McDermott and Maltsbarger, in 12 equal installments.

56	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Compensation Tables

(4)

The amounts presented for the stock options and restricted stock awards are equal to the values of the unvested in-the-money stock options and the restricted shares that would become vested based on the closing market price of the Common Stock on February 1, 2019 of $97.11.

(5)

The amounts presented for the performance share units are the actual value earned for the 2016 PSU award and for the 2017 and 2018 PSU awards the value that would be earned assuming current performance as of February 1, 2019 and based on the closing market price of the Common Stock on February 1, 2019 of $97.11.

(6)

The costs for Welfare Benefits include the company costs for continuing coverage in the case of a Qualified Termination over a period of 24 months for Messrs. Ellison, Denton, McFarland and McCanless and Ms. Weber and over a period of 12 months for Ms. Mason. In the case of a Change-in-Control and Qualified Termination these amounts would be paid as a cash lump sum. Welfare Benefits costs in the case of death and disability are consistent with company offerings for all associates.

(7)

Parachute Payment Reduced represents the amount by which the payments and benefits that would have been payable to Mr. McFarland and Mr. McCanless would be reduced under the Change-in-Control Agreements or other plans in order to bring all applicable payments and benefits of such NEOs below the safe harbor limit for payments contingent on a change-in-control set forth in Internal Revenue Code Section 280G.

(8)

The amount reported represents the amount that would be paid to Mr. McDermott under the McDermott Retention Agreement. A portion of Mr. McDermott’s severance payments in the amount of $181,304 has been paid in fiscal year 2018.

(9)

The amount reported represents the amount that would be paid to Mr. Maltsbarger under the Maltsbarger Release and Separation Agreement. A portion of Mr. Maltsbarger’s severance payments in the amount of $362,500 has been paid in fiscal year 2018.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	57

Compensation Committee Interlocks and Insider Participation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the annual total compensation of our median employee and the annual total compensation of Mr. Ellison, our President and Chief Executive Officer.

For 2018, the annual total compensation for Mr. Ellison, as reported in the Summary Compensation Table, was $14,302,791. As Mr. Ellison served as President and Chief Executive Officer for only a portion of the year, for purposes of this pay ratio disclosure, we annualized Mr. Ellison’s annual total compensation based on annual incentive performance achievement and target equity awards, excluding the one-time sign-on equity and bonus guarantee he received in 2018, as described on page 37, as follows:

Components	Annualized Pay for CEO Pay Ratio ($)	Actual Values from Summary Compensation Table ($)
Salary	1,450,000	864,423
Bonus	0	1,712,912
Stock Awards	5,961,552	7,643,542
Option Awards	2,039,453	3,881,205
Non-Equity Incentive Plan Compensation	874,176	0
All Other Compensation	200,709	200,709
Total CEO Compensation	10,525,890	14,302,791

Mr. Ellison’s annualized compensation for 2018, for purposes of this pay ratio disclosure, was $10,525,890. The total compensation for 2018 for our median employee was $22,921 (calculated in accordance with the SEC rules), resulting in a pay ratio of approximately 459 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. We believe that calculating the pay ratio using the actual bonus and equity values from the Summary Compensation Table (resulting in a ratio of 650 to 1) would not be as representative of our annual compensation program considering the one-time nature of these amounts related to the hiring of Mr. Ellison and would make the comparison less meaningful. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of all our 2018 employees, as well as to determine the annual total compensation of the median employee, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of December 31, 2018, our employee population consisted of approximately 298,711 individuals worldwide (269,076 U.S. and 29,635 non-U.S.), including full-time and part-time employees but not any individuals paid by a third-party. We also included all employees from our acquisitions to date. We selected December 31, 2018, which is within the last three months of our fiscal year 2018, as the date upon which we would identify the median employee to allow sufficient time to identify the median employee given the global scope of our operations.

To identify the median employee from our employee population, we collected actual base salary, bonus or commission paid and any overtime paid during the 12-month period ending December 31, 2018.

Compensation Committee Interlocks and Insider Participation

David H. Batchelder, Angela F. Braly, Sandra B. Cochran, Richard W. Dreiling, Robert L. Johnson, Brian C. Rogers and Eric C. Wiseman served on the Compensation Committee in fiscal 2018. None of the directors who served on the Compensation Committee in fiscal 2018 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries during fiscal 2018 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During fiscal 2018, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer of such other entity served on the Company’s Board or the Compensation Committee.

58	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides information as of February 1, 2019 with respect to stock options and stock unit awards outstanding and shares available for future awards under all of Lowe’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)

	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,441,047	70.87	53,240,211	(3)

Equity compensation plans not approved by security holders	0	0	0

Total	4,441,047	70.87	53,240,211	(3)

(1)

Column (a) contains information regarding stock options and deferred, performance and restricted stock units only; there are no warrants or stock appreciation rights outstanding. As of February 1, 2019, there were 612,820 performance stock units outstanding. Column (a) includes 1,222,497 performance stock units which is equal to the maximum number of performance stock units that would be earned if the maximum performance goals were achieved. The weighted-average exercise price shown in column (b) does not take into account deferred, performance or restricted stock units because they are granted outright and do not have an exercise price.

(2)	In accordance with SEC rules, this column does not include shares available under the Lowe’s 401(k) Plan.

(3)	Includes the following:

*

32,258,063 shares available for grants of stock options, stock appreciation rights, stock awards, performance shares, and deferred, performance and restricted stock units to key employees and outside directors under the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan, as amended (“LTIP”). Stock options granted under the LTIP have terms of seven or ten years, with one-third of each grant vesting each year for three years and are assigned an exercise price equal to the closing market price of a share of Common Stock on the date of grant. No awards may be granted under the LTIP after 2024.

*

20,982,148 shares available for issuance under the Lowe’s Companies Employee Stock Purchase Plan—Stock Options for Everyone. Eligible employees may purchase shares of Common Stock through after-tax payroll deductions. The purchase price of this stock is equal to 85% of the closing price on the date of purchase for each semi-annual stock purchase period.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	59

Related Person Transactions

Related Person Transactions

POLICY AND PROCEDURES FOR REVIEW, APPROVAL OR RATIFICATION OF RELATED PERSON TRANSACTIONS

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest (the “Policy”). Related persons include directors and executive officers of the Company and members of their immediate families. The Company’s General Counsel is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers about any such transactions. He is also responsible for making a recommendation, based on the facts and circumstances in each instance, on whether the Company or the related person has a material interest in the transaction.

The Policy, which is administered by the Nominating and Governance Committee of the Board, includes several categories of pre-approved transactions with related persons,

such as employment of executive officers and certain banking-related services. For transactions that are not pre-approved, the Nominating and Governance Committee, in determining whether to approve or ratify a transaction with a related person, takes into account, among other things, (i) whether the transaction would violate the Company’s Code of Business Conduct and Ethics, (ii) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and (iii) the extent of the related person’s interest in the transaction as well as the importance of the interest to the related person. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

APPROVED RELATED PERSON TRANSACTIONS

Since the beginning of fiscal 2017, there have been no related person transactions in which the Company (or a subsidiary) was a participant and in which any related person (or any of their immediate family members) had a direct or indirect material interest.

60	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Audit Matters

REPORT OF THE AUDIT COMMITTEE

Audit Matters

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the SEC rules. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee has six members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Exchange Act. Each member of the Audit Committee is “financially literate,” as determined by the Board, in its business judgment, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and has designated Raul Alvarez, Chair of the Audit Committee; Marshall O. Larsen; James H. Morgan; Bertram L. Scott and Lisa W. Wardell, each as an “audit committee financial expert.”

The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent registered public accounting firm, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•	met periodically with the Company’s Vice President of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;
•	discussed with the independent registered public accounting firm those matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”), and the matters required to be reported to the Audit Committee by the independent registered public accounting firm pursuant to SEC Regulation S-X, Rule 2.07;

•	received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•	reviewed and discussed with management and the independent registered public accounting firm management’s report and the independent registered public accounting firm’s report on the Company’s internal control over financial reporting and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions noted above and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019.

Raul Alvarez, Chair

Laurie Z. Douglas

Marshall O. Larsen

James H. Morgan

Bertram L. Scott

Lisa W. Wardell

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	61

Audit Matters

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees billed to the Company for each of the last two fiscal years by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	Fiscal 2017 ($)	Fiscal 2018 ($)

Audit Fees(1)	3,843,881	4,022,829

Audit-Related Fees(2)	180,123	142,993

Tax Fees(3)	—	26,338

All Other Fees(4)	899	875

(1)

Audit Fees consist of fees billed by the independent registered public accounting firm for the respective year for professional services for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services provided by the independent registered public accounting firm in connection with the Company’s statutory filings for the last two fiscal years. Audit fees also include fees for professional services rendered for the audit of the Company’s internal control over financial reporting.

(2)

Audit-Related Fees consist of fees billed by the independent registered public accounting firm for the respective year for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and include audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees billed by the independent registered public accounting firm for the respective year for tax compliance, planning and advice.

(4)	All Other Fees consist of fees billed by the independent registered public accounting firm in fiscal 2017 and 2018 for training and subscriptions.

The Audit Committee has an established policy and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee in order to assure that the provision of such services does not impair the independence of the independent registered public accounting firm. The policy also provides that the Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee as permitted by the Audit Committee’s charter, provided that the Chair reports any such pre-approval decisions to the full Audit Committee at its next meeting. Any proposed services exceeding pre-approved fee levels require specific approval by the Audit Committee. The Audit Committee has pre-approved all audit and non-audit services provided in fiscal 2017 and fiscal 2018 in accordance with the Audit Committee’s policy and procedures.

62	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote on an advisory resolution to approve the compensation of our named executive officers in fiscal 2018, which is described in this Proxy Statement.

The fundamental philosophy of our executive compensation program is to align our executives’ pay to overall Company growth and the effective execution of our business strategies. The primary objectives of our program are to:

•	Attract and retain executives who have the requisite leadership skills to support the Company’s culture and strategic growth priorities;

•	Maximize long-term shareholder value through alignment of executive and shareholder interests;

•	Align executive compensation with the Company’s business strategies, which are focused on driving operational excellence and better serving our customers; and

•	Provide market competitive total compensation with an opportunity to earn above market median pay when the Company delivers results that exceed performance targets, and below median pay when the Company falls short of performance targets.

The “Compensation Discussion and Analysis” section of this Proxy Statement provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to meet these objectives.

At the 2018 Annual Meeting of Shareholders, the Company provided shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote), and shareholders approved our named executive officer compensation with approximately 96% of the votes cast in favor. At the 2017 Annual Meeting of Shareholders, the Company also asked shareholders to indicate whether a say-on-pay vote should occur every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2017 Annual Meeting of Shareholders approximately 90% of the votes cast were in favor of an annual advisory vote, you will have the opportunity at the Annual Meeting to provide feedback to the Compensation Committee on our executive compensation program by endorsing or not endorsing the compensation of the named executive officers through a non-binding vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.

Even though the result of the say-on-pay vote is non-binding, the Compensation Committee and the Board value the opinions that shareholders express in their votes and will carefully consider the results of the vote when making future executive compensation decisions. The next say-on-pay vote will be held at the 2020 Annual Meeting of Shareholders.

The Board of Directors unanimously recommends a vote “FOR” the resolution. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	63

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as Lowe’s independent registered public accounting firm for fiscal 2019.

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2019. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 1982 and is considered by management to be well-qualified. From 1962 to 1981, predecessor accounting firms that were ultimately acquired by Deloitte & Touche LLP served as the independent auditors of the Company. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is involved in the selection of Deloitte & Touche LLP’s new lead engagement partner. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Although shareholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP as the Company’s independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte & Touche LLP, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so. They also are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

64	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Additional Information

DELIVERY OF PROXY MATERIALS

Additional Information

DELIVERY OF PROXY MATERIALS

As permitted by the Exchange Act, only one copy of this Proxy Statement and the 2018 Annual Report to Shareholders, or the Notice of Internet Availability of Proxy Materials, as applicable, is being delivered to shareholders residing at the same address, unless such shareowners have notified the Company of their desire to receive multiple copies of proxy statements, annual reports or notices.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2018 Annual Report to Shareholders, or the Notice of Internet Availability of Proxy Materials, as applicable, to any shareholder residing at a shared address to which only a single copy was mailed. Requests for additional copies of this Proxy Statement, the 2018 Annual Report to Shareholders, or the Notice of Internet Availability of Proxy Materials, and/or requests for multiple copies of future proxy statements, annual reports or notices should be directed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowes Boulevard, Mooresville, North Carolina 28117, 1-800-813-7613.

Shareholders residing at the same address and currently receiving multiple copies of proxy statements, annual reports or notices may contact Lowe’s Investor Relations Department at the address and phone number above to request that only a single copy be mailed in the future.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Shareholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of this year’s proxy materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided on your proxy card or voting instruction form. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you vote online at the Internet site address listed on your Notice.

Choosing to receive your future proxy materials by e-mail will help the Company conserve natural resources and reduce the costs of printing and distributing its proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

SHAREHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Proposals of shareholders intended to be included in the Company’s proxy materials for its 2020 Annual Meeting of Shareholders must be received by the Company on or before December 20, 2019. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Ross W. McCanless, General Counsel and Corporate Secretary, at Lowe’s Companies, Inc., 1000 Lowes Boulevard, Mooresville, North Carolina 28117.

In addition, (i) shareholder proposals and shareholder nominations for candidates for election as directors submitted for consideration at the 2020 Annual Meeting of Shareholders but not submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 and (ii) director nominees submitted to the Company pursuant to its proxy access bylaws to be included in the Company’s proxy materials for the 2020 Annual Meeting of Shareholders must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Annual Meeting. As a result, notice given by a shareholder pursuant to the provisions of the Company’s Bylaws (other than notice pursuant to Rule 14a-8) must be received no earlier than January 2, 2020 and no later than February 1, 2020. However, if the date of the 2020 Annual Meeting of Shareholders is moved more than 30 days before or more than 60 days after May 31, 2020, then notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement (as defined in the Company’s Bylaws) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Shareholder proposals (including proxy access director nominations) must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	65

Additional Information

ANNUAL REPORT

ANNUAL REPORT

The 2018 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019, accompanies this Proxy Statement. The 2018 Annual Report to Shareholders is also posted at the following website addresses: www.Lowes.com/investor and www.proxyvote.com. The 2018 Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended February 1, 2019, which contains the Company’s consolidated financial statements and other information about the Company, are not incorporated by reference in this Proxy Statement and are not to be deemed a part of the proxy soliciting material. The Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 is also available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowes Boulevard, Mooresville, North Carolina 28117.

66	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Appendix A

Appendix A

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director shall qualify as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors of the Company (the “Board of Directors”) affirmatively determines that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director. However, a director who meets all of the bright line independence criteria shall not be automatically presumed to be independent; the Board of Directors must still make an affirmative determination that each director has no material relationship with the Company. In making its independence determination for each director, the Board of Directors shall broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board of Directors shall consider the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

****

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•	Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•	any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three fiscal years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues;
•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees;

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries; and

•	any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers.

•	Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or principal partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•	Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or his or her immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•	within the preceding three fiscal years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year; and

•	the charitable organization is not a family foundation created by the director or an immediate family member.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	A-1

Appendix A

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•	Equity relationship. If the director, or his or her immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A director’s relative who is not an immediate family member of the director has a relationship with the Company.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•	Employment of immediate family members. No immediate family member of the director is a current employee or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•	Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•	Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board of Directors or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•	“Immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. It does not include individuals who are no longer immediate family members as the result of legal separation or divorce, or those who have died or become incapacitated.

•	“Executive officer” means the principal executive officer, president, principal financial officer, principal accounting officer, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions for an organization.

A-2	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019

Appendix B

Appendix B

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Management uses certain non-GAAP financial measures, because it considers them to be important supplemental measures of the Company’s performance. Management also believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operating performance. As used in this Proxy Statement, we have presented adjusted diluted earnings per share to exclude, as applicable, the impacts of certain discrete items, as further detailed below, not contemplated in Lowe’s original business outlook for fiscal 2018 to assist in understanding performance relative to the business outlooks for fiscal 2018 and fiscal 2017 and comparative performance between fiscal 2018 and fiscal 2017. Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the company’s diluted earnings per share as prepared in accordance with GAAP. The company’s methods of determining this non-GAAP financial measure may differ from the method used by other companies for this or similar non-GAAP financial measures. Accordingly, this non-GAAP measure may not be comparable to the measure used by other companies.

The following provides a reconciliation of adjusted diluted earnings per share to diluted earnings per common share, the most directly comparable GAAP financial measure.

Adjusted Diluted Earnings Per Share	Year Ended
	February 1, 2019			February 2, 2018
	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted Earnings Per Share, As Reported			$2.84			$4.09

Canadian good impairment(1)	1.17	(0.03)	1.14	—	—	—

Orchard Supply Hardware charges(2)	0.68	(0.17)	0.51	—	—	—

U.S. & Canada charges(3)	0.33	(0.08)	0.25	—	—	—

Mexico impairment charges(4)	0.30	0.01	0.31	—	—	—

Non-care activities charges(5)	0.06	(0.02)	0.04	—	—	—

Project Specialists Interiors charge(6)	0.02	—	0.02	—	—	—

Loss on extinguishment of debt(7)	—	—	—	0.55	(0.21)	0.34

Gain on sale of interest in Australian joint venture(8)	—	—	—	(0.11)	—	(0.11)

One-time cash bonus attributable to tax reform(9)	—	—	—	0.08	(0.03)	0.05

Impact of tax reform(10)	—	—	—	—	0.02	0.02

Adjusted Diluted Earnings Per Share			$5.11			$4.39

(1)

Represents costs associated with the goodwill impairment of the Company’s Canadian operations. The majority of the charge was non-deductible for tax purposes, and therefore, had an insignificant tax impact.

(2)

Represents costs associated with the Company’s decision to close all Orchard Supply Hardware locations as part of a strategic reassessment of our business. Costs included long-lived asset impairments, discontinued projects, accelerated depreciation and amortization, severance and lease obligation costs.

(3)

Represents costs associated with the Company’s decision to close 20 U.S. stores and 31 stores and other locations in Canada during 2018 as part of a strategic reassessment of our business. Costs included long-lived asset impairments, accelerated depreciation and amortization, severance and lease obligation costs.

(4)

Represents impairment charges associated with the Company’s decision to exit its retail operations in Mexico as part of a strategic reassessment of our business. This decision resulted in negative tax impacts associated with the re-capture of previously deducted operating losses and other non-deductible amounts.

(5)

Represents costs associated with the Company’s decision to exit certain non-core activities within its U.S. Home Improvement business as part of a strategic reassessment of our business. Costs included long-lived asset impairment, severance and lease obligation costs, and inventory write-down.

(6)	Represents severance obligations associated with the elimination of the Project Specialists Interiors position as part of a strategic reassessment of our business.

(7)	Represents the loss on extinguishment of debt in connection with a $1.6 billion cash tender offer.

(8)

Represents the gain from the sale of the Company’s interest in its Australian joint venture with Woolworths. This gain had no impact on the Company’s income tax provision due to the reduction of a previously established deferred tax valuation allowance.

(9)	Represents the one-time cash bonus for eligible hourly employees attributable to the passage of the Tax Cuts and Jobs Act of 2017.

(10)	Represents the net impact related to the passage of the Tax Cuts and Jobs Act of 2017.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2019	B-1

LOWE’S COMPANIES, INC.

1000 Lowes Boulevard

Mooresville, North Carolina 28117

www.Lowes.com

Printed on Recycled Paper

Lowe’s and the Gable Mansard Design are trademarks or registered trademarks of LF, LLC.

LOWE’S COMPANIES, INC.

1000 LOWES BOULEVARD

MAIL CODE: NB3TIR

MOORESVILLE, NC 28117

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 28, 2019 (for shares allocated to a Lowe’s 401(k) Plan account) or on May 30, 2019 (for all other shares). Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 28, 2019 (for shares allocated to a Lowe’s 401(k) Plan account) or on May 30, 2019 (for all other shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF VOTING BY MAIL, YOU MUST COMPLETE ITEMS 1-3 BELOW AND SIGN AND DATE IN THE SPACE PROVIDED AT THE BOTTOM OF THIS CARD.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Lowe’s Companies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E71388-P19159	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOWE’S COMPANIES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Company Proposals — Lowe’s Board of Directors recommends you vote “FOR ALL” of the nominees listed in Item 1 and “FOR” Items 2 and 3.	☐	☐	☐

1.	Election of Directors
	Nominees:
	01)	Raul Alvarez	07)	Marvin R. Ellison
	02)	David H. Batchelder	08)	James H. Morgan
	03)	Angela F. Braly	09)	Brian C. Rogers
	04)	Sandra B. Cochran	10)	Bertram L. Scott
	05)	Laurie Z. Douglas	11)	Lisa W. Wardell
	06)	Richard W. Dreiling	12)	Eric C. Wiseman

		For	Against	Abstain

2.	Advisory vote to approve Lowe’s named executive officer compensation in fiscal 2018.	☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LLP as Lowe’s independent registered public accounting firm for fiscal 2019.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Authorized Signature(s) - You must sign and date below for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E71389-P19159

2019 Annual Meeting of Shareholders
THIS PROXY IS SOLICITED ON BEHALF OF LOWE’S BOARD OF DIRECTORS.

The undersigned hereby appoint(s) David M. Denton and Ross W. McCanless, each of them, as proxies, and each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Lowe’s Companies, Inc. that the undersigned is/are entitled to vote at the 2019 Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time, on Friday, May 31, 2019 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, NC 28277, and any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of Annual Meeting and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR ALL” nominees named in Item 1 and “FOR” Items 2 and 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

This card also constitutes voting instructions to Wells Fargo Bank N.A., the Trustee of the Lowe’s 401(k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401(k) Plan account pursuant to the instructions on the reverse side. Voting instructions with respect to such plan shares must be received by 11:59 p.m., Eastern Time, on May 28, 2019. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by the Lowe’s administrative committee.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE.
(Items to be voted appear on reverse side.)